SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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United Heritage Corporation

(Name of Registrant As Specified in Charter)

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Note:

Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of “small business issuer” under Rule 12b-2 of the Exchange Act shall refer to the disclosure items in Regulation S-B and not Regulation S-K . If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by Item 1 of Rule 14c-101.

UNITED HERITAGE CORPORATION
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone (214) 800-2663

April 25, 2008

To our shareholders:

Enclosed please find an information statement providing information to you regarding certain corporate actions taken by our board of directors and a shareholder holding a majority of the votes necessary to approve the actions taken. These actions include the following:

•	an approval of the issuance of warrants to DK True Energy Development and RTP Secure Energy Corp.;
•	an approval of the issuance of warrants to Applewood Energy, Inc. and GWB Petroleum Consultants Ltd.;
•	an approval of the issuance of warrants to Richardson & Patel LLP as partial compensation for legal services rendered to us;
•	an approval of the issuance of common stock and warrants to a placement agent as compensation for services to be rendered to us;
•	an approval of the issuance of warrants to Blackwood Capital Limited as compensation for services rendered and to be rendered to us;
•	an approval of the United Heritage Corporation 2008 Equity Incentive Plan;
•	an approval of the issuance of warrants included in an offering of units consisting of common stock and warrants which was made by us in November 2007;
•	an approval of the issuance of units consisting of shares of our common stock and warrants to purchase our common stock in a private offering of our securities to accredited investors;
•	an approval of the issuance of common stock and warrants to Blackwood Ventures LLC pursuant to an agreement to convert debt;
•	an approval of the issuance of 666,667 shares of common stock subscribed for by accredited investors in a private offering undertaken in January 2008;
•	an approval of the issuance of common stock and warrants to the estate of Walter G. Mize in exchange for the relinquishment of a put right; and
•	an approval to change the company’s domicile from Utah to Delaware, which will include changing the company’s name to Glen Rose Petroleum Corporation.

The written consent of a shareholder holding a majority of the votes necessary to approve the actions taken assures that such actions will occur without your vote. Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy statement. This information statement is being provided only to inform you of the actions that have been taken.

Very truly yours,

UNITED HERITAGE CORPORATION

By:	/s/ Joseph F. Langston Jr. Joseph F. Langston Jr., President and Chief Financial Officer

i

INFORMATION STATEMENT OF
UNITED HERITAGE CORPORATION
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone (214) 800-2663

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about April 30, 2008 to the holders of record as of the close of business on March 7, 2008 (the “Notice Date”) of the common stock of United Heritage Corporation (referred to in this information statement as “we”, “us”, “our” or “United Heritage”).

Our Board of Directors and the holder of a majority of our common stock consented in writing to the actions described in this information statement. Together, such approval and consent constitutes the approval and consent of a majority of the total number of shares of outstanding common stock required by the Utah Revised Business Corporation Act and our articles of incorporation to approve the actions described in this information statement. Accordingly, the actions will not be submitted to our remaining shareholders for a vote. This information statement is being furnished to shareholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this information statement is April 25, 2008.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock.

We will only deliver one information statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this information statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

United Heritage Corporation
Attn: Corporate Secretary
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
Telephone (214) 800-2663

Information about the Voting Rights of Our Shareholders and Information about the Consenting Shareholder

We are a “controlled company” as that term is defined by section 4350(c)(5) of the Nasdaq Marketplace Rules. A controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. As of the Notice Date, approximately 53.7% of our outstanding common stock is owned by Blackwood Ventures LLC, sometimes referred to in this information statement as “Blackwood” or the “consenting shareholder”.

Pursuant to our bylaws and the Utah Revised Business Corporation Act, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the actions described below. Each share of common stock is entitled to one vote.

As of the Notice Date, we had 7,246,850 shares of common stock issued and outstanding. Therefore, as of the Notice Date, 3,623,426 shares were required to pass the actions that required the approval of the holders of our common stock.

Pursuant to section 16-10a-704 of the Utah Revised Business Corporation Act, the consenting shareholder voted in favor of the actions described below in a written consent dated February 29, 2008. On February 29, 2008, the consenting shareholder was entitled to vote 3,887,999 shares of our 7,246,850 shares of common stock issued and outstanding on that date, which represented approximately 53.7% of the common stock that was issued and outstanding on that date.

No Rights of Appraisal

Shareholders do not have the right to dissent or to seek appraisal of their shares of common stock in conjunction with any of the items discussed in this information statement.

Interests of Certain Persons in Matters Discussed in This Information Statement

By approving the items in this information statement, Blackwood has approved the issuance of securities to itself, as discussed at item 9 below, and to DK True Energy Development Ltd. and Blackwood Capital Limited, both of which are managing members of Blackwood. These transactions are discussed at item 1 and item 5 below. Blackwood has also approved the issuance of securities to Applewood Energy, Inc. and GWB Petroleum Consultants. These entities are controlled, respectively, by Mr. Paul D. Watson, our chief executive officer and chairman of our board of directors, and by Mr. Geoffrey W. Beatson, our vice president of engineering and production and chief operating officer.

Change of Control

On September 26, 2007 Mr. Walter G. Mize, formerly our largest shareholder, entered into a Restated Stock Sale Agreement which was effective as of September 18, 2007 with Blackwood, pursuant to which Blackwood purchased from Mr. Mize (i) 3,759,999 shares of our common stock, (ii) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.15 per share, (iii) a warrant for the purchase of 1,000,000 shares of our common stock at an exercise price of $3.36 per share, and (iv) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.75 per share. The purchase price for the securities was $5,017,000. Blackwood purchased the securities by transferring to Mr. Mize $375,000 in cash and two promissory notes, one in the face amount of $3,767,000 and the second in the face amount of $875,000. The funds transferred to Mr. Mize from Blackwood to purchase the securities were Blackwood’s personal funds. The members of Blackwood are Blackwood Capital Ltd., DK True Energy Development Ltd., Emes Capital Partners LLC, Rabbi Tzvi Eichen, Berg Family Trust, Howard Berg Defined Benefit Plan, Howard Berg and Avi Masliansky. The managing members of Blackwood are DK True Energy Development Ltd., Emes Capital Partners LLC and Blackwood Capital Limited. Dr. David Kahn controls DK True Energy Development Ltd. On November 28, 2007 we entered into a consulting agreement with DK True Energy Development Ltd., as discussed at item 1 below. Messrs. Walter Reissman and Frank Magliato control Emes Capital Partners LLC. Blackwood Capital Ltd. is owned by a family trust the beneficiaries of which are the members of the Taylor-Kimmins family and is managed by Mr. Andrew Taylor-Kimmins. Blackwood Capital Ltd. has entered into a Consulting Agreement with United Heritage Corporation, as discussed in item 5 below and, in the past, was a consultant to Lothian Oil Inc. Other than the foregoing, neither Blackwood nor any of its affiliates has, or had within the past two years, a prior relationship with United Heritage Corporation, our affiliates, Lothian Oil Inc. or its affiliates.

On March 11, 2008, Blackwood purchased an additional 566,038 shares of our common stock. As of April 16, 2008, we had 7,812,888 shares of common stock outstanding. If all of the shares of common stock, including those represented by warrants or options, were issued as a result of the approval of items 1 through 11 by the consenting shareholder, we would have a total of 30,455,969 shares of common stock outstanding. Of this amount, Blackwood would own 7,655,028 shares, or approximately 25.1%, of our common stock, DK True Energy Development Ltd. would own 5,250,000 shares, or approximately 17.2% of our common stock and Blackwood Capital Limited would own 1,500,000 shares, or approximately 5% of our common stock. Collectively, then, these entities would own a total of 14,405,028 shares, or approximately 47.3% of our outstanding common stock.

Non-Compliance with Nasdaq Rules

On July 19, 2007 we received a letter from the Nasdaq Stock Market (“Nasdaq”) which indicated that we did not comply with Marketplace Rule 4310(c)(3) which requires us to have a minimum of $2,500,000 in shareholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

We had until August 3, 2007 to provide Nasdaq with a specific plan to achieve and sustain compliance with The Nasdaq Capital Market Listing Requirements. We submitted a plan on August 2, 2007 and Nasdaq granted us an extension of time to regain compliance. We were required to evidence compliance on the filing of our next periodic report or be subject to delisting.

On November 14, 2007 we filed our quarterly report on Form 10-QSB for the quarter ended September 30, 2007, which showed that we were not in compliance with Marketplace Rule 4310(c)(3).

On November 30, 2007 we received a letter from Nasdaq noting our failure to regain compliance by September 30, 2007 and indicating that trading of our common stock was to be suspended at the opening of business on December 11, 2007 unless we appealed the determination. We appealed the determination and a hearing took place before the Nasdaq Hearings Panel (the “Panel”) on January 17, 2008. As of December 31, 2007, as reported in our Quarterly Report on Form 10-QSB for the quarter then ended, our shareholders’ equity amount complies with Marketplace Rule 4310(c)(3) and we believe that we now have the capacity to maintain compliance with this requirement. On March 17, 2008 we received a letter from the Panel indicating that the Panel has determined to continue the listing of our common stock, subject to the condition that our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 demonstrates compliance with the $2.5 million minimum shareholders’ equity requirement. If we fail to demonstrate shareholders’ equity of $2.5 million or greater, the Panel will promptly conduct a hearing with respect to the failure and our securities may be immediately delisted from The Nasdaq Stock Market. If we fail to comply with any requirement for continued listing other than shareholders’ equity, we will be provided with written notice of the deficiency and an opportunity to present a definitive plan to regain compliance. The Panel will thereafter render a determination with respect to our continued listing.

On January 31, 2008 we received a letter from Nasdaq indicating that, for a period of 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). According to the letter, we have until July 29, 2008 to regain compliance.

If we cannot demonstrate compliance by July 29, 2008, Nasdaq staff will determine whether we meet The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If we meet the initial listing criteria, we will be granted an additional 180 calendar day compliance period. If we are not eligible for an additional compliance period, our securities will be delisted. We may appeal this determination.

We believe, although we cannot guarantee, that during the next 12 months our operating results should improve and that this improvement may generate interest in our common stock, which may have an appreciative effect on our stock price.

We do not believe that any of the items discussed in this information statement will affect our ability to achieve compliance with Marketplace Rule 4310(c)(4).

Security Ownership of Certain Beneficial Owners and Management

The following table shows beneficial ownership as of April 16, 2008 of shares of our common stock by all five percent shareholders, executive officers and directors.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of April 16, 2008, there were 7,812,888 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)
Blackwood Ventures LLC 230 Park Avenue, 10th Floor New York, New York 10169	7,360,703	(2)	67.4%
Paul D. Watson, Chief Executive Officer and Director	0	(3)
Joseph F. Langston Jr., President, Chief Financial Officer and Director	45,000	(4)	*
All officers and directors as a group (5 persons)	45,000		*

*	Less than 1%.
(1)	Based on 7,812,888 shares of common stock issued and outstanding as of April 16, 2008.
(2)	Blackwood Ventures LLC owns 4,454,037 shares of our common stock and warrants that allow it to purchase a total of 2,906,666 shares of common stock. The warrants were acquired from Mr. Walter Mize, who acquired them from Lothian Oil Inc. The warrants were issued on October 7, 2005, are immediately exercisable and have five year terms. This number also includes 128,000 shares of common stock issued to Blackwood Ventures LLC as a result of its agreement to accept units comprised of 128,000 shares of common stock and a warrant to purchase 209,012 shares of common stock at an exercise price of $1.40 per share in exchange for debt totaling $96,000. This number does not include the warrant included in the units or an additional 48,750 shares of common stock and a warrant to purchase 36,563 shares of common stock at an exercise price of $1.40 per share in exchange for debt totaling $39,000. These securities will not be issued until 20 days following the date we mail this information statement to our shareholders. Voting and investment control over the shares held by Blackwood Ventures LLC is exercised by Mr. Andrew Taylor-Kimmins, Dr. David Kahn and Mr. Walter Reissman, collectively.
(3)	In November 2007 we entered into a Consulting Agreement with Applewood Energy, Inc., an entity controlled by Mr. Watson. Pursuant to that agreement, we agreed to issue to Applewood Energy, Inc. shares of our common stock having a value of $60,000. We have not yet issued these shares.
(4)	In October 2007 Mr. Langston agreed to be interim president and director for $7,500 per month, payable $2,500 in cash and the balance in common stock at an agreed-upon value of $0.75 per share. We are required to issue 20,000 shares of our common stock to Mr. Langston in exchange for the services he rendered pursuant to this agreement, although the shares have not yet been issued. As of January 1, 2008, Mr. Langston agreed to be president, chief financial officer and a director in exchange for compensation consisting of cash, common stock and options to purchase common stock. None of the compensation to be paid with common stock or optionss has yet been paid. The 45,000 shares included in the table above were purchased in the market by Mr. Langston. 17,000 shares were purchased for his adult child and 28,000 shares were purchased for a retirement account. Mr. Langston disclaims ownership in the securities purchased for his child.

Notice to Shareholders of Actions Approved

The following actions are based upon the unanimous consent of our board of directors and upon the consent of the consenting shareholder. A copy of the resolution executed by the consenting shareholder is attached to this information statement as Annex 1.

Introduction to Items 1 Through 11

We are required by Nasdaq Marketplace Rule 4350(i)(1)(A) to obtain shareholder approval of any equity compensation arrangement pursuant to which an employee or consultant will acquire our securities. We are required by Nasdaq Marketplace Rule 4350(i)(1)(D) to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Items 1 through 6 required approval under Nasdaq Marketplace Rule 4350(i)(1)(A) and items 7 through 11 required approval under Nasdaq Marketplace Rule 4310(i)(1)(D).

The following table provides you with information regarding the number of shares of common stock or warrants to purchase common stock that will or may be issued as a result of the approval of items 1 through 11 by the consenting shareholder.

Item	Name	Type of Security	Number of Shares That May Be Issued	Purpose of Issuance	Total of All Shares of Common Stock That May Be Issued
1	DK True Energy Development Ltd./RTP Secure Energy Corp.	Warrant to purchase common stock	0(1)	Compensation for services rendered/compen- sation for meeting milestones	0
2	Applewood Energy, Inc.(2)	Common stock	97,827(5)	Signing inducement/annual bonus compensation
		Warrant to purchase common stock	1,600,000	Compensation for meeting milestones	1,697,827
2	GWB Petroleum Consultants Ltd.(3)	Common stock	160,000(5)	Annual bonus compensation
		Warrant to purchase common stock	1,000,000	Compensation for meeting milestones	1,160,000
3	Richardson & Patel LLP(4)	Common stock	296,856	Payment for legal services rendered
		Warrant to purchase common stock	222,642	Payment for legal services rendered	519,498
4	Placement Agent	Common stock	482,800(6)	Payment for placement agent services
			115,338(7)	Monthly retainer in the amount of $15,000 (six months)	598,138
5	Blackwood Capital Limited(8)	Warrant to purchase common stock	1,500,000	Payment for services rendered	1,500,000
6	United Heritage Corporation 2008 Equity Incentive Plan	Common stock and options to purchase common stock	5,000,000	Awards to employees and others for services(9)	5,000,000
7	Warrants to be issued to investors	Warrants to purchase common stock	1,306,325	Capital raising transaction	1,306,325
8	Common stock and warrants to be issued to investors	Common stock	8,998,200(10)		8,998,200(9)
9	Blackwood Ventures LLC	Common stock	48,750	Payment of debt
		Warrant to purchase common stock	36,563		85,313
10	Common stock to be issued to investors	Common stock	666,667	Capital raising transaction	666,667
11	Estate of Walter G. Mize(11)	Common stock	1,111,113	Cancellarion of put right	1,111,113
Total number of additional shares issuable					22,643,081

(1)	The warrant granted to DK True Energy Development Ltd. and RTP Secure Energy Corp. may be exercised only on a cashless basis. By exercising on a cashless basis the warrantholder authorizes us to withhold from issuance the number of shares of common stock that would otherwise be issuable upon the exercise of the warrant which, when multiplied by the fair market value of the common stock as of the date of exercise, is equal to the aggregate exercise price. According to the warrant agreements, the fair market value of the common stock on the date of exercise is computed by averaging the last reported sale price of the common stock over the 30 trading day period preceding the exercise date.

The following example is for illustrative purposes only: assuming that all vesting conditions were met and that DK True Energy Development Ltd. and RTP Secure Energy Corp. exercised all of the warrants on February 19, 2008, using the 30-day trading average of the last sale price of the common stock for the period from January 4, 2008 through February 15, 2008 (which would be $0.835), we would not be required to issue any shares of common stock to the warrantholders. Instead, in order to pay the exercise price, DK True Energy Development Ltd. would be required to transfer to us 6,601,796 shares of our common stock (all 5,250,000 shares of common stock represented by the warrant plus an additional 1,351,796 shares) and RTP Secure Energy Corp. would be required to transfer to us 4,715,569 shares of common stock (all 3,750,000 shares of common stock represented by the warrant plus an additional 965,569 shares). We will not be required to issue any shares of common stock in exchange for exercise of the warrant until the fair market value of our common stock exceeds $1.05 per share, the exercise price of the warrant shares. The person with voting and investment control over the securities issued to DK True Energy Development Ltd., and the beneficial owner of the securities, is Dr. David Kahn. The person with voting and investment control over the securities issued to RTP Secure Energy Corp., and the beneficial owner of the securities, is Mr. Raymond T. Pirraglia.
(2)	Applewood Energy, Inc. is a personal services corporation. Our chief executive officer, Paul D. Watson, is the sole shareholder and officer. Mr. Watson has voting and investment control over the securities issued to Applewood Energy, Inc. and is the beneficial owner of the securities.
(3)	GWB Petroleum Consultants Ltd. is a personal services corporation. Our vice president of engineering and production and chief operating officer, Geoffrey Beatson, is the sole shareholder and officer. Mr. Beatson has voting and investment control over the securities issued to GWB Petroleum Consultants Ltd. and is the beneficial owner of the securities.
(4)	Erick Richardson has voting and investment control over the securities issued to Richardson & Patel LLP. The securities are beneficially owned by the partners of Richardson & Patel LLP.
(5)	The number of shares has been computed using the per share price of $1.84, the closing price of our common stock on November 28, 2007, the date on which the agreements were signed. We have included in this computation the number of shares of common stock that we will be required to issue (using the closing price on November 28, 2007 for purposes of this illustration) at the conclusion of the first and second years of the consulting agreements we entered into with Applewood Energy, Inc. and GWB Petroleum Consultants Ltd. These agreements are more fully discussed in the section titled “Item 2 – Common Stock and Warrants to be Issued Pursuant to Consulting Agreements with Applewood Energy, Inc. and GWB Petroleum Consultants Ltd.”
(6)	This example is for illustrative purposes only. If the offering discussed in proposal 10 had closed on February 13, 2008, the placement agent would receive 482,800 shares of our common stock as a portion of its fee. Please see the discussions of item 4 and item 8 for further information on the fee to be paid to the placement agent and the manner in which it would be computed.
(7)	This example is for illustrative purposes only. A description of our proposed agreement with a placement agent to be identified and approved by our board of directors is included in the discussion of item 4. For purposes of this table, we have assumed that the monthly retainer fee over the term of the agreement would be paid with our common stock having a volume weighted average price of $0.7803.
(8)	Blackwood Capital Limited, DK True Energy Development Ltd. and Emes Capital Partners LLC are the managing members of Blackwood Ventures LLC. Blackwood Ventures LLC is our largest shareholder. Andrew Taylor-Kimmins has voting and investment control over the securities issued to Blackwood Capital Limited, and a family trust, the beneficiaries of which are the members of the Taylor-Kimmins family, are the beneficial owners of the securities.
(9)	We intend to issue an option from the United Heritage Corporation 2008 Equity Incentive Plan to our president and chief financial officer, Joseph F. Langston Jr., to purchase 1,500,000 shares of our common stock upon the attainment of certain milestones. We also intend to issue to Mr. Langston 80,000 shares of our common stock from the United Heritage Corporation 2008 Equity Incentive Plan as an inducement to enter into an employment agreement and we are entitled to pay Mr. Langston his annual salary of $60,000 with shares of our common stock, which we would issue from the United Heritage Corporation 2008 Equity Incentive Plan. If we chose to pay Mr. Langston with our common stock, based on the per share price of our common stock on January 15, 2008, the date of our agreement with him, we would be required to issue to him an additional 73,170 shares of common stock.
(10)	This example is for illustrative purposes only. If the offering had closed on February 15, 2008, we would have been required to issue 5,998,800 shares of common stock and warrants for the purchase of

2,999,400 shares of common stock based on the terms of the offering. This is more fully explained in the discussion of item 8 below. As of the date of this information statement, the offering had not yet closed.
(11)	Mary Ann Mize is the representative of the Estate of Walter Mize and has voting and investment control over the securities issued to the Estate of Walter Mize. The securities are beneficially owned by the beneficiaries of the Estate of Walter Mize.

Items 1 Through 6 — Approval of the Issuance of Securities as Required by NASDAQ Marketplace Rule Section 4350(i)(1)(A).

Reason for Obtaining Shareholder Approval

As discussed in more detail below, we propose to issue our common stock or warrants to purchase our common stock to certain consultants in exchange for services to be rendered to us. Because of the dilution that these compensation arrangements will cause to existing shareholders, Nasdaq Marketplace Rule 4350(i)(1)(A) requires us to obtain shareholder approval of any equity compensation arrangement pursuant to which an employee or consultant will acquire our securities. One of the consultants who will receive our securities is DK True Energy Development Ltd. DK True Energy Development Ltd. is a member of Blackwood Ventures LLC, a shareholder that controls approximately 53.7% of our issued and outstanding common stock.

The last sale price of our common stock on the trading day immediately prior to the Notice Date was $0.63.

Securities Issuances That Have Been Approved:

Item 1 — Warrants to be Issued Pursuant to a Consulting Agreement with DK True Energy Development Ltd. and RTP Secure Energy Corp.

The discussion that follows is only a brief description of the transaction and is qualified in its entirety by reference to the Consulting Agreement between us and DK True Energy Development Ltd. and RTP Secure Energy Corp. and the warrants issued pursuant to that agreement, which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2007 and available for review at www.sec.gov.

On November 27, 2007 our board of directors approved, and on November 28, 2007 we entered into, a 12 month Consulting Agreement (the “DK/RTP Consulting Agreement”) with DK True Energy Development Ltd. and RTP Secure Energy Corp. (the “Consultants”). The Consultants are to provide services to us which include, but are not limited to, reservoir analysis and geological and engineering expertise.

DK True Energy Development Ltd. is a company controlled by Dr. David Kahn. Dr. Kahn is a reservoir engineer with 20 years experience in heavy oil projects with Texaco and Baker Hughes and, more recently, was a principal in development stage heavy oil companies that engaged in merger and acquisition transactions with Megawest Energy Inc. and Pearl Exploration and Production Ltd., a Canadian-based oil and gas company.

RTP Secure Energy is a consulting company controlled by Mr. Raymond T. Pirraglia. Mr. Pirraglia, a business attorney with over 25 years experience, has worked with oil and gas companies in mergers, acquisitions and other transactions in recent years. He has been a principal with Dr. Kahn in the development, acquisition and disposition of certain heavy oil assets and companies.

In lieu of cash compensation, the Consultants have agreed to accept warrants to purchase up to a total of 9,000,000 shares of our common stock at an exercise price of $1.05 per share, exercisable after December 31, 2007 and only on a cashless basis. In order to determine the number of shares that would be issued, the warrant holder must multiply the difference between the fair market value of the common stock and the warrant exercise price times the number of shares to be purchased and divide the product by the fair market value of the common stock. The fair market value of the common stock is computed by taking the average of the closing bid and asked prices of the common stock quoted in the Over-The-Counter Market or the last reported sale price of the common stock or the closing price quoted on the Nasdaq Capital Market or on any exchange on which the common stock is listed for the 30 trading days prior to the date of the company’s receipt of the warrant. The warrants will have a term of 5 years. The parties have allocated the warrants so that DK True Energy Development Ltd. will have the right to purchase 5,250,000 shares of our common stock and RTP Secure Energy will have the right to purchase 3,750,000 shares of our common stock. Blackwood Ventures LLC, has executed a voting agreement to approve the Consultants’ warrants. The right to purchase 1,147,500 shares of our common stock will vest 20 days following the date that this information statement is sent to our shareholders; the right to purchase 2,452,500 shares of common stock will vest when we announce that we are implementing a development program based on the results of a pilot program completed for the Wardlaw field; and the right to purchase 5,400,000 shares of our common stock will vest at the rate of 675,000 shares when we produce an average of 250 barrels of oil per day over 30 days (“bopd30av”), 500 bopd30av, 750 bopd30av, 1,000 bopd30av, 1,250 bopd30av, 1,500 bopd30av, 1750 bopd30av and 2,000 bopd30av. The warrant will be fully vested when production reaches 2,000 bopd30av.

Notwithstanding the foregoing, the Consultants’ warrants will vest entirely upon a change of control transaction, including an agreement for the sale or disposition of more than 50% of our interest in the Wardlaw field.

The DK/RTP Consulting Agreement requires the Consultants to undertake the risk of performing services for us in exchange solely for warrants for the purchase of restricted shares of our common stock. Because the agreement does not require any cash payment be made to the Consultants and because the majority of the warrants will vest only upon the attainment of certain performance targets, our board of directors believed that the agreement was fair to us and, on that basis, approved it. Our board of directors believes that the terms of the DK/RTP Consulting Agreement are more favorable to us than any agreement we would have made with an unaffiliated third party, since it is unlikely that we would be able to obtain comparable services on these terms. The DK/RTP Consulting Agreement was unanimously approved on November 27, 2007 by the members of our board of directors, none of whom was interested in the transaction.

Item 2 — Common Stock and Warrants to be Issued Pursuant to Consulting Agreements with Applewood Energy, Inc. and GWB Petroleum Consultants

The discussion that follows is only a brief description of the transactions and is qualified in its entirety by reference to the Independent Consulting Services Agreement between us and Applewood Energy, Inc. (“Applewood”) and the Independent Consulting Services Agreement between us and GWB Petroleum Consultants ltd. (“GWB”), which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2007 and available for review at www.sec.gov.

On November 27, 2007 our board of directors approved, and on November 28, 2007 we entered into, an Independent Consulting Services Agreement with Applewood (the “Applewood Consulting Agreement”). The effective date of the Applewood Consulting Agreement was November 1, 2007.

Pursuant to the Applewood Consulting Agreement, Applewood, a personal services corporation, agreed to provide to us the services of Mr. Paul D. Watson, its sole shareholder. We entered into this agreement with Applewood rather than with Mr. Watson individually at the request of Mr. Watson. Mr. Watson currently provides services to us as our chief executive officer and as the chairman of our board of directors.

Mr. Watson, age 56, was appointed to our board of directors and as our chief operating officer on November 27, 2007. On January 14, 2008, Mr. Watson relinquished his position as chief operating officer and was appointed as our chief executive officer and as chairman of the board of directors. Mr. Watson provides services to us on a full time basis, although he devotes approximately one hour per month to Applewood Energy, Inc. Mr. Watson is an oil and gas consultant, developer, acquirer and financier with 34 years experience at public and private natural resources and energy companies worldwide. From May 2004 through October 2007 he was the vice president of exploration and a member of the board of directors at Energy 51 Ltd./Watch Resources Ltd., a Canadian energy corporation. Prior to joining Energy 51 Ltd./Watch Resources Ltd., Mr. Watson was the vice president of exploration at Trafina Energy from July 2000 to May 2004. Mr. Watson has also served as a consultant to numerous energy companies, including Kelman Technologies, Inc., of which he is a director, Reliance Engineering Group, Inc. and Reflect Technology, Inc. Mr. Watson began his career as a junior geologist in 1973 after earning his Bachelor of Science degree in geology at the University of Alberta, Edmonton, Alberta, Canada.

As compensation for Mr. Watson’s services, we agreed to issue to Applewood shares of our common stock having a value of $60,000 and to pay cash compensation of $5,000 per month. We began paying the monthly cash compensation in December 2007. We have not yet issued the shares of common stock. The Applewood Consulting Agreement requires us to use the closing price of our common stock on the date the agreement was executed to compute the number of shares to be issued. On November 28, 2007 the closing price of our common stock was $1.84, therefore we are required to issue to Applewood 32,609 shares of our common stock. Upon completion of the first and second years of the Applewood Consulting Agreement and provided it is not terminated in accordance with its terms, we have agreed to pay Applewood a bonus equal to the amount of the annual compensation. The bonus will be paid with our common stock. Furthermore, upon the achievement of certain milestones related to the development of oil production on the Wardlaw field, Applewood will also receive a warrant to purchase a total of 1,600,000 shares of our common stock. The warrant will have a term of five years and will vest as follows: (i) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share will vest upon completion of a successful pilot; (ii) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share will vest when the 30 day average for production reaches 1,000 barrels of oil equivalent per day (“boe/d”); (iii) the right to purchase 400,000 shares of common stock at an exercise price of $2.50 per share will vest when the 30 day average for production reaches 2,000 boe/d; and (iv) the right to purchase 400,000 shares of common stock having an exercise price of $3.00 per share will vest when the 30 day average for production reaches 3,000 boe/d. The warrant was issued on December 31, 2007. The value of the warrant is $1,176,000. The value of the warrant was computed using the Black Scholes Option Pricing Model using the following assumptions: market price of $1.65; strike price from $2.00 to $3.00; risk free rate between 3.37% and 3.05%; no dividend rate; an expected term of nine months to 25 months; and a volatility rate of 148.1% to 93.6%.

Also approved on November 27, 2007 and entered into on November 28, 2007 was an Independent Consulting Services Agreement with GWB (the “GWB Consulting Agreement”).

Pursuant to the GWB Consulting Agreement, GWB, which is also a personal services corporation, agreed to provide to us the services of Mr. Geoffrey W. Beatson, its sole shareholder. We entered into this agreement with GWB rather than with Mr. Beatson individually at the request of Mr. Beatson. Mr. Beatson will provide services as our vice president of engineering and production.

Mr. Beatson, aged 48, has more than two decades’ experience in the oil and gas industry. From August 2005 to December 2007, Mr. Beatson was the vice president of engineering and operations at Energy 51/Watch Resources Ltd. where he developed innovative techniques to produce heavy oil and presented his findings at the Lloydminster heavy oil conference in 2007. Prior to accepting the position at Energy 51/Watch Resources Ltd., Mr. Beatson was the vice president of engineering with Bunker Energy, Inc. where, between December 2003 and August 2005, he performed reservoir studies, production optimization, drilling and completion program design and implementation. From 1996 to December 2003, Mr. Beatson was the British Columbia team leader, then chief reservoir engineer then director of engineering and economics, at Encal Energy Ltd. From November 1994 until December 1995, Mr. Beatson was the senior business development engineer at Anderson Exploration Ltd., where he evaluated potential properties and corporate acquisition targets. Mr. Beatson earned his A.P.E.G.G.A. Management Development Certificate, his Certified Administrative Manager Certificate and his Bachelor of Science degree in mechanical engineering at the University of Calgary, Alberta in 1983.

As compensation for Mr. Beatson’s services, and because GWB did not elect to accept our common stock as a portion of the compensation it receives for Mr. Beatson’s services, we agreed to pay GWB $550 per day until January 1, 2008 at which time the compensation was increased to $12,000 per month. We began paying the monthly cash compensation in December 2007. Upon completion of the first and second years of the GWB Consulting Agreement and provided it is not terminated in accordance with the terms thereof, we have agreed to pay GWB a bonus. The bonus will be paid with our common stock. The bonus will equal the amount of GWB’s annual cash compensation. Like the Applewood Consulting Agreement, upon the achievement of certain milestones related to the development of oil production on the Wardlaw field, GWB will also receive a warrant to purchase a total of 1,000,000 shares of our common stock. The warrant will have a term of five years and will vest as follows: (i) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share will vest upon completion of a successful pilot; (ii) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share will vest when the 30 day average for production reaches 1,000 boe/d; (iii) the right to purchase 250,000 shares of common stock at an exercise price of $2.50 per share will vest when the 30 day average for production reaches 2,000 boe/d; and (iv) the right to purchase 250,000 shares of common stock having an exercise price of $3.00 per share will vest when the 30 day average for production reaches 3,000 boe/d. The value of the warrant is $735,000. The value of the warrant was computed using the Black Scholes Option Pricing model using the following assumptions: market price of $1.65; strike price from $2.00 to $3.00; risk free rate between 3.49% and 3.05%; no dividend rate; an expected term of nine months to 25 months; and a volatility rate of 148.1% to 93.6%.

The terms of the Applewood Consulting Agreement and the GWB Consulting Agreement were negotiated between us and Messrs. Watson and Beatson at arms length. Messrs. Watson and Beatson were not affiliated with us when we entered into these agreements.

Overall Effects of Items 1 and 2

By issuing common stock and warrants to the consultants, we are able to obtain services that are critical to the development of the Wardlaw field without having to spend significant amounts of cash. Furthermore, we believe that ownership of our securities will align the interests of the consultants with our shareholders.

However, by issuing the common stock and the warrants to purchase our common stock, our remaining shareholders will be diluted by the issuance of a substantial number of additional shares.

As to the warrants issued to DK True Energy Development Ltd. and RTP Secure Energy Corp., which may be exercised only on a cashless basis, assuming that all vesting conditions were met and that DK True Energy Development Ltd. and RTP Secure Energy Corp. exercised all of the warrants on February 19, 2008, using the 30 trading-day average of the last sale price of the common stock for the period from January 4, 2008 through February 15, 2008 (which would be $0.835), we would not be required to issue any shares of common stock to these consultants. Instead, in order to pay the exercise price, DK True Energy Development Ltd. would be required to transfer to us 6,601,796 shares of our common stock (all 5,250,000 shares of common stock represented by the warrant plus an additional 1,351,796 shares) and RTP Secure Energy Corp. would be required to transfer to us 4,715,569 shares of common stock (all 3,750,000 shares of common stock represented by the warrant plus an additional 965,569 shares).

As to the shares of common stock and warrants issued to Applewood and GWB, assuming that all vesting conditions are met and that Applewood and GWB exercise all of the warrants, we would be required to issue a total of 1,632,609 shares of common stock pursuant to the Applewood Consulting Agreement and 1,000,000 shares of common stock pursuant to the GWB Consulting Agreement.

Item 3 — Issuance of a Warrant to Richardson & Patel LLP in Exchange for Services

On December 19, 2007, we entered into an Agreement to Convert Debt with Richardson & Patel, LLP pursuant to which Richardson & Patel LLP agreed to accept (i) 296,856 shares of our common stock and (ii) a warrant for the purchase of 222,642 shares of our common stock in full payment of $237,485.15 in legal services previously rendered. The warrant has an exercise price of $1.40 per share, a term of seven years and a cashless exercise provision, at the holders’ election, such that fewer than 222,642 shares may be issued upon full exercise. The debt was converted at the rate of $0.80 per share. On December 18, 2007, the closing price of our common stock was $0.92.

Overall Effect of Item 3

As a public company we rely heavily on services provided to us by our legal counsel. By issuing common stock and warrants to our attorneys, we are able to obtain these services while conserving our cash.

However, as indicated by the discussion of items 1 and 2 above, by issuing our common stock and/or warrants to purchase our common stock in exchange for services, the common stock of our remaining shareholders will be significantly diluted. If Richardson & Patel, LLP elects to exercise the warrant for cash, we will be required to issue an additional 222,642 shares of common stock although we will receive $311,699 in proceeds from the exercise.

Item 4 — Issuance of Securities to a Placement Agent in Exchange for Placement Agent Services

We intend to engage the services of a placement agent to assist us with raising capital as and when we need it. Our board of directors has approved a term of such agreement not to exceed six months and that the engagement may be exclusive during this period. Our board of directors and our consenting shareholder have approved the issuance of common stock and warrants to purchase common stock to a placement agent to be determined by our board of directors on the terms described below.

In the event that the placement agent is successful in placing our securities, we may pay up to 8% of the gross proceeds up to $5,000,000 and up to 4% of the gross proceeds in excess of $5,000,000 and to issue to the placement agent warrants to purchase shares of our common stock in an amount up to 8% of the number of shares of common stock actually issued in the offering, or in the case of convertible preferred stock, up to 8% of the number of shares of common stock into which the preferred stock so issued is initially convertible, or in the case of convertible debentures up to 8% of the number of shares of common stock into which the debentures are initially convertible. If we were to issue non-convertible subordinated debt during the term of the placement agent agreement, we may pay the placement agent up to 8% of the amount funded to us. Furthermore, if we issue equity interests along with the subordinated debt, the placement agent may also receive up to 8% of the equity securities issued to the holders of the subordinated debt. The warrants may include piggy-back registration rights covering the common stock to be issued upon their exercise. The per share exercise price of any warrants issued to the placement agent will be no less than equal 100% of the price of the common stock issued in the offering, or in the case of convertible preferred stock or convertible debentures, the initial conversion price of such convertible securities. The exercise price and the number of shares of common stock issuable upon exercise of the warrants would be subject to customary adjustment in the case of stock splits, combinations and recapitalizations. The warrants may also have a cashless exercise provision.

Our board of directors has also approved that we may pay a placement agent a monthly retainer in an amount up to $15,000. The placement agent may elect to have the retainer paid with shares of our common stock valued at the volume weighted average price of our common stock for the five trading days preceding the end of the applicable month of service. As an example, if the placement agent had provided services to us during January 2008 and had elected to receive the monthly retainer in shares of our common stock, we would have been required to issue 19,223 shares of common stock based on the volume weighted average price of $0.7803 for the five trading days preceding January 31, 2008.

Overall Effect of Item 4

Like items 1, 2 and 3, an agreement with a placement agent may require us to issue our common stock and warrants to the placement agent in exchange for placement agent services provided to us. Depending on the amount of the offerings that we undertake or the average volume weighted average price of our common stock, the number of shares and warrants we would be required to issue could be significant, which would have a dilutive effect on our shareholders.

Item 5 — Issuance of Warrants to Blackwood Capital Limited in Exchange for Services

On January 15, 2008 we entered into a Consulting Agreement with Blackwood Capital Limited, which is a managing member of our controlling shareholder. Blackwood Capital Limited began providing services to us beginning on September 1, 2007. The services provided to us by Blackwood Capital Limited include assisting us with preparing business plans and projections, analyzing our financial data, advising us on our capital structure and on alternative structures for raising capital, reviewing our managerial needs and advising us with respect to retaining the services of managerial candidates and advising us on public relations. We may, in the future, also receive services from Blackwood Capital Limited relating to acquisitions or mergers or undertaking a public offering. Blackwood Capital Limited introduced us to Paul Watson, our chief executive officer, Joseph F. Langston Jr., our chief financial officer, Geoffrey Beatson, who provides consulting services to us through GWB Petroleum Consultants, Dr. David Kahn, who provides consulting services to us through DK True Energy Development Ltd., and Raymond T. Pirraglia, who provides consulting services to us through RTP Secure Energy Corp. Our consulting agreement with Blackwood Capital Limited has a term of one year, but may be terminated by either party on 45 days notice. A termination will not release us from the payment of the compensation called for by the agreement. In payment for the services rendered to us, and as an inducement to render further services to us, we agreed to issue to Blackwood Capital Limited a warrant for the purchase of 1,500,000 shares of our common stock at an exercise price of $1.05 per share. The term of the warrant is four years and the warrant has a cashless exercise provision, at the holder’s election, such that fewer than 1,500,000 shares may be issued upon full exercise. On January 15, 2008, the closing price of our common stock was $0.82. The Consulting Agreement also requires us to pay to Blackwood Capital Limited, from September 1, 2007 through the term of the agreement, cash compensation of $15,000 per month.

Our board of directors unanimously determined that the services provided to us by Blackwood Capital Limited constitute a significant contribution to our company and that it would be in the best interests of our shareholders that such services continue. Our board of directors determined that the compensation terms provided in our consulting agreement with Blackwood Capital Limited are as favorable as, or more favorable than, the terms we would have received from an unaffiliated third party providing similar services. The Consulting Agreement with Blackwood Capital Limited was unanimously approved on January 15, 2008 by the members of our board of directors, none of whom was interested in the transaction.

Overall Effect of Item 5

Our agreement with Blackwood Capital Limited will require us to issue a warrant for 1,500,000 shares of our common stock in exchange for services provided to us. If the warrant is fully exercised for cash, the common stock of our remaining shareholders will be diluted by that number of shares. However, if Blackwood Capital Limited fully exercises the warrant, we will receive $1,575,000 in proceeds.

Item 6 — Approval of the United Heritage Corporation 2008 Equity Incentive Plan.

In January 2008, our board of directors approved and adopted the United Heritage Corporation 2008 Equity Incentive Plan (the “Plan”). We have reserved 5,000,000 shares of common stock for awards that will be granted from the Plan. The awards are subject to adjustment in the event of stock dividends, recapitalizations, stock splits, reverse stock splits, subdivisions, combinations, reclassifications or similar changes in our capital structure. The Plan became effective upon adoption by the board, and, unless earlier terminated in accordance with the terms and provisions thereof, will remain in effect for a period of ten years from the date of adoption. As of March 6, 2008, the last trading day immediately prior to the Notice Date, the shares of common stock reserved for the Plan had a market value of $0.63 per share.

Purpose

The purpose of the Plan is to enable us to offer our officers, directors, employees, agents and consultants (each, individually, a “Participant” and, collectively the “Participants”), equity-based incentives in the company, thereby attracting, retaining and motivating highly qualified Participants and strengthening the mutuality of interests between these Participants and our shareholders. Generally, grants under the Plan are nontransferable and are exercisable during the lifetime of a Participant only by the Participant.

What follows is a summary of the material terms of the Plan. The Plan itself contains considerably more detail than the summary set forth below, which does not purport to be a complete description of the terms and conditions of the Plan, and which is qualified in its entirety by reference to the actual Plan, a copy of which is annexed to this information statement as Annex 2.

Administration

The Plan will be administered by our board, or a committee made up of two or more members of our board, who will have full power to, among other things:

(i)	construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan;
(ii)	amend or terminate the Plan, provided, however, the board will not amend the Plan in any manner that requires shareholder approval, without such approval;
(iii)	prescribe, amend, and rescind rules or regulations relating to the Plan or any awards granted under the Plan;
(iv)	select eligible Participants to receive awards under the Plan;
(v)	determine the form, terms and conditions of the awards to be granted under the Plan; and

(vi)	make all other determinations, or take such other actions, as may be necessary or advisable for the administration of the Plan.

Eligibility

Among the Participants eligible to receive grants under the plan, only employees, including officers and directors who are also employees, are eligible to receive incentive stock options. As of February 19, 2008, we had two full-time and two part-time employees, three non-employee directors and various consultants who are retained on an as-needed basis.

Stock Option Awards

Under the terms of the Plan, the board may grant stock option awards qualifying as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“NQSO”) (each, individually, an “Option Award”, and, collectively, “Option Awards”). All Option Awards will be evidenced by an award agreement in such form and containing such terms and conditions as the board may approve from time to time in its discretion (an “Option Award Agreement”). The term of an Option Award will be fixed by the board, but will not exceed a period of ten years from the date of grant (or five years in the case of an ISO granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock (a “10% Shareholder”). Notwithstanding the foregoing, the term of an Option Award is subject to adjustment on the basis of a Participant’s termination of service. The exercise price for any Option Award will not be less than 85% of the fair market value of our common stock on the date of grant (or not less than 100% of the fair market value of our common stock on the date of grant in the case of an ISO granted to a 10% Shareholder). The fair market value will be the closing price of our common stock on the applicable market on which it is listed or quoted on the date of grant.

Payment for shares of common stock purchased upon exercise of an Option Award must be made in full at the time of purchase. Payment may be made in cash or, where expressly approved by the board, by (i) cancellation of indebtedness owed by us to the Participant; (ii) surrender of shares owned for at least six months on the date of transfer; (iii) surrender of shares that were obtained in the public market; (iv) waiver of compensation due or accrued for services rendered; (v) under certain limited circumstances, through “same day sale” or “margin” commitments from the Participant and an NASD member broker-dealer, whereby the Participant irrevocably elects to exercise the Option Award and sell a portion of the underlying shares of common stock to pay the exercise price, and the broker-dealer irrevocably commits upon receipt of the shares of common stock to forward the exercise price to us; or (vi) by any combination of these payment methods.

Stock Awards

Under the terms of the Plan, the board may grant stock awards (each, individually, a “Stock Award”, and, collectively, “Stock Awards”). A Stock Award is an offer by the company to sell to eligible persons shares of our common stock that may or may not be subject to restrictions, such as completion of a specified number of years of service or of certain specified performance goals. The board will determine to whom such an offer will be made, the number of shares of common stock the person may purchase, the price to be paid, the restrictions to which the shares will be subject, if any, and all other terms and conditions as the board may impose. All Stock Awards will be evidenced by a Stock Award Agreement, and the purchase price for any Stock Award will not be less than 85% of the fair market value of our common stock on the date of grant (or not less than 100% of the fair market value of our common stock on the date of grant in the case of Stock Awards to 10% Shareholders).

Payment for shares of common stock purchased upon exercise of a Stock Award must be made in full at the time of purchase. Payment for Stock Awards may be made in the same manner as payment upon exercise of an Option Award.

Stock Bonuses

Under the terms of the Plan, the board may grant stock bonuses (each, individually, a “Stock Bonus” and, collectively, “Stock Bonuses”). A Stock Bonus is an award of shares of common stock for extraordinary services rendered to us. A Stock Bonus may be conditioned upon the satisfaction of certain specified performance goals. All Stock Bonuses will be evidenced by a Stock Bonus Award Agreement.

The earned portion of any Stock Bonus may be paid currently or on a deferred basis, as agreed by the Participant and the company, and with interest or dividend equivalents, if any, being paid in cash, shares of common stock or a combination thereof, and either as a lump sum payment or in installments.

Federal Income Tax Consequences

What follows is a general discussion of material United States federal income tax consequences associated with our granting of Option Awards under the Plan. This discussion is based on the Code and Treasury Department regulations promulgated thereunder, any or all of which may materially change at any time, possibly on a retroactive basis. This discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law. This discussion does not purport to be complete, and does not address the United States federal tax consequences that may apply upon the death of a Participant, nor does it address any state, local or non-United States tax consequences that may be associated with participation in the Plan.

Incentive Stock Options

Generally a Participant incurs no United States federal income tax liability upon the issuance, or, generally, upon the exercise of an ISO.

A Participant will incur United States federal income tax liability upon disposition of the shares of common stock acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the disposition occurs after the expiration of the statutory holding periods (the “Statutory Holding Periods”). If the disposition occurs prior to the expiration of the Statutory Holding Periods, the Participant will generally recognize ordinary income in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock on the date of exercise, and (ii) the price at which the common stock is sold. Generally, the Statutory Holding Periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to exercise of the ISO.

If the sale price of the common stock is greater than its fair market value on the date of exercise, the Participant will recognize a capital gain equal to the excess of the sale price over the exercise price and will be taxed at the applicable capital gains rate. If the sale price of the common stock is less than its fair market value on the date of exercise, the Participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as a long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets has been satisfied (the “Holding Period”).

A Participant may have United States federal income tax consequences upon exercise of an ISO if the aggregate fair market value of the shares of common stock subject to ISOs that first become exercisable by a Participant in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are a NQSO rather than ISOs. Upon exercise of an Award with respect to these shares, the Participant will have such tax consequences as are described below with respect to the exercise of NQSOs.

Nonqualified Stock Option

A Participant incurs no United States federal income tax liability upon the issuance of NQSOs. Generally, in the tax year in which a Participant exercises NQSOs, the Participant recognizes ordinary income in the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the exercise price for such shares.

Depending upon whether a Participant satisfies the Holding Period, disposition of the common stock acquired through the exercise of a NQSO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the NQSO was exercised.

Tax Consequences to the Company

Generally, there will be no United States federal income tax consequences to the Company upon issuance of an ISO or NQSO. However, to the extent that a Participant recognizes ordinary income on an ISO, or

NQSO, as described above, we generally will have a deduction in the same amount, provided , however , we satisfy applicable federal income tax reporting requirements or the Participant reports such income on their federal income tax return.

We are required to withhold Federal Insurance Contributions Act (FICA), Medicare and federal income taxes from Participants who dispose of shares of common stock acquired upon exercise of an ISO prior to the expiration of the Statutory Holding Periods. We are also subject to FUTA, FICA and Medicare taxes on amounts Participants recognize as ordinary income.

We are committed to making the following awards from the Plan to our executive officers, directors or director-nominees, associates of our executive officers, directors or director-nominees, any other person who is to receive at least 5% of the of the awards and all employees as a group. For purposes of completing the table below, unless otherwise stated, we have calculated awards that are to be given in the future at a per share price of $0.63, which was the last sale price on the trading day immediately prior to the Notice Date.

Name and Position	Dollar Value of Award	Number of Options or Shares(1)
Joseph F. Langston Jr., President, Chief Financial Officer, Secretary, and Director-Nominee	$60,000	Compensation of $60,000 per year to be paid in cash or stock, at the option of the company. Computed using January 14, 2008, the last sale price on the last trading day immediately prior to the date of our agreement with Mr. Langston, if we paid Mr. Langston only in common stock we would be required to issue 74,074 shares.
	$60,000	80,000 shares to be issued as an inducement to enter into an employment agreement. On the date of the agreement, we used $0.75 per share as the value of the common stock.
	$60,000	Renewal bonus(1) having a value equal to Mr. Langston’s annual compensation, payable with shares of the company’s common stock. Computed using the price of $0.81 per share, the last sale price on January 14, 2008, the last trading day immediately prior to the date of our agreement with Mr. Langston, we would be required to issue 74,074 shares.
	$297,000(2)	An option to purchase 1,500,000 shares of the company’s common stock, vesting in increments of 300,000 shares as certain performance targets are met.
Partners of Richardson & Patel LLP	$273,108(3)	296,856 shares of common stock.
Current executive officers as a group	1
Current directors who are not executive officers, as a group	N/A	N/A
All employees who are not executive officers, as a group	N/A	N/A

(1)	If, at the end of the term of Mr. Langston’s employment agreement we ask him to continue to provide services, we will issue the common stock to him. We refer to this as a “renewal bonus”.

(2)	The value of these options was computed using the Black Scholes Option Pricing Model using the following assumptions: market price of $0.82; strike price from $1.50 to $3.00; risk free rate between 3.05% and 2.53%; no dividend rate; an expected term of five months to 24.5 months; and a volatility rate of 148.1% to 93.6%.
(3)	Based on the last sale price on December 18, 2007, the last trading date immediately prior to the date of the Agreement to Convert Debt discussed in item 3 above.

Item 7 — Approval of the Issuance of Warrants Included in an Offering Made in November 2007.

The discussion that follows is only a brief description of the transaction and the discussion of the warrants is qualified in its entirety by reference to the form of warrant issued to the investors, which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2007 and available for review at www.sec.gov.

We are in need of working capital to continue our business and, in particular, to develop the Wardlaw field. On November 27, 2007 we completed a sale of units having a total gross value of $600,000 in a private placement to accredited investors. Each unit was comprised of (i) 32,000 shares of our common stock and (ii) a 5 year callable warrant to purchase up to 52,253 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.40 per share. The warrant agreement has a cashless exercise provision, at the election of the holder, such that fewer shares than the face amount of the warrants may be issued upon full exercise. The warrant agreement provides that the warrant may not be exercised until the issuance of the warrants in the offering is approved by our shareholders. We sold a total of 21 units at a price of $24,000 per unit for net cash proceeds of approximately $503,909. We also converted debt in the amount of $96,000 owed to Blackwood Ventures LLC, our largest shareholder, into four units. We were indebted to Blackwood Ventures LLC because it advanced payment to certain of our vendors when we did not have cash available to pay them. The per share price of the common stock included in the units was less than the per share book or market value of our common stock on the date of sale. No underwriting discounts or commissions were paid in connection with the offering. We are obligated to register the shares underlying the warrants, subject to compliance with rule 415 promulgated under the Securities Act of 1933.

Overall Effect of Item 7

On November 27, 2007 we had a total of 6,446,850 shares of common stock outstanding. The total number of shares of common stock included within the units was 800,000 shares or approximately 12.4% of the number of shares of common stock outstanding on November 27, 2007. Because the number of shares of common stock included in the units was less than 20% of our outstanding common stock, those shares have been issued to the investors. However, the warrants represent an additional 1,306,325 shares of common stock, or approximately 20.2% of the common stock outstanding on November 27, 2007. Therefore, included in the warrants is a provision that the warrants may not be exercised until we receive shareholder approval of the issuance as required by Nasdaq Marketplace Rule 4350(i)(1)(D).

By issuing the common stock and warrants described above, we were able to raise a portion of the funds we need to begin the development of the Wardlaw field. However, the issuance of 800,000 shares of common stock had the immediate effect of diluting the stock ownership of our common shareholders and, assuming the exercise for cash of all the warrants we issued in this offering, the ownership of their common shares would be further diluted by the issuance of an additional 1,306,325 shares of common stock. We would receive $1,828,855 in proceeds if all of the warrants are exercised for cash.

Item 8 — Approval of the Issuance of Units Consisting of Common Stock and Warrants to Accredited Investors.

The Following Discussion Does Not Constitute an Offer of the Securities to Be Sold.

In January 2008 our board of directors resolved to raise in a private placement up to $4 million in gross proceeds through the sale of units to accredited investors, as that term is defined in rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The units will consist of one share of our common stock and a warrant to purchase one-half share of our common stock. The price per unit will be set on the date of closing and will be computed as no less than 80% of the average closing price of the common stock over at least the 20 trading days prior to the closing. The warrants will have a term of up to 3 years. The warrant exercise price will be up to 200% of the offering price. By way of example, on February 15, 2008 we had 7,246,850 shares of common stock outstanding and the average sale price of our common stock over the 20 trading days prior to that date was $0.8335. If the offering had closed on February 15, 2008, we would have issued units totaling 5,998,800 shares of common stock and warrants for the purchase of 2,999,400 shares of common stock at a price of $0.6668 per unit.

We intend to begin the offering 21 days after we mail this information statement to our shareholders. We intend to use the proceeds of the offering to develop the Wardlaw field and for other working capital purposes.

Overall Effect of Item 8

As noted elsewhere in this information statement, we are in need of working capital and we have decided to raise funds by selling our securities. The securities that we sell will have the effect of diluting the common stock ownership of our existing shareholders. We expect this dilution to be significant.

Item 9 — Approval of the Issuance of Shares and Warrants to Blackwood Ventures LLC Pursuant to an Agreement to Convert Debt.

The discussion that follows is only a brief description of the transaction and is qualified in its entirety by reference to the Agreement to Convert Debt between us and Blackwood Ventures LLC and the form of warrant to be issued to Blackwood Ventures LLC pursuant to such agreement, which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2007 and available for review at www.sec.gov.

On December 19, 2007, we entered into an Agreement to Convert Debt with Blackwood Ventures LLC, our largest shareholder, pursuant to which Blackwood Ventures LLC agreed to accept (i) 48,750 shares of our common stock, representing a price of $0.80 per share, and (ii) a warrant to purchase 36,563 shares of our common stock at an exercise price of $1.40 per share in return for the cancellation of $39,000 of debt owed by us to Blackwood resulting from its prior discharge of certain of our accounts payable. The warrant will have a term of seven years. On December 18, 2007, the last trading day immediately prior to the execution of the Agreement to Convert Debt, the last sale price of our common stock was $0.92. We believe that the terms of the Agreement to Convert Debt are as favorable to us as any agreement we would have entered into with an unaffiliated third party. The shares we will issue to Blackwood Ventures LLC will be restricted securities, so they will not be immediately available for resale. Due to the risk Blackwood Ventures LLC undertook in agreeing to accept the restricted common stock, we agreed to issue the common stock at a discount to the market price. These terms are consistent with terms we would offer to unaffiliated purchasers of our securities in private offerings. The Agreement to Convert Debt was unanimously approved on December 18, 2007 by the members of our board of directors, none of whom was interested in the transaction.

Reason for the Approval

Nasdaq Marketplace Rule 4350(i)(1)(D) requires us to obtain shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Although the shares of common stock and warrants to be issued to Blackwood Ventures LLC pursuant to the Agreement to Convert Debt do not constitute 20% of our outstanding shares, we are seeking shareholder approval of this issuance in the event that The Nasdaq Stock Market determines that this transaction should be combined with the private offering that we completed on November 27, 2007.

Overall Effect of Item 9

By paying the debt we owed to Blackwood Ventures LLC with common stock and warrants, we were able to conserve our cash. However, this issuance, like the issuances of securities discussed above in items 7 and 8, has the effect of diluting the common stock ownership of our existing shareholders.

Item 10 — To Approve the Issuance of 666,667 Shares of Common Stock to Accredited Investors as Required by Nasdaq Marketplace Rule 4350(i)(1)(D).

In January 2008 our board of directors resolved to raise funds for our operations through an offering made to accredited investors. We sold a total of 666,667 shares of our common stock at a price of $0.75 per share for gross proceeds of $500,000. These funds will be used for working capital. No proceeds from this offering have been distributed to us due to the requirement that we obtain shareholder approval for the offering. We do not expect that there will be brokers’ fees, commissions or other deductions from the gross proceeds. The proceeds will be distributed to us 21 days after we mail this information statement to our shareholders.

Overall Effect of Item 10

As noted elsewhere in this information statement, we are in need of working capital and we have decided to raise funds by selling our securities. The securities that we sell will have the effect of diluting the common stock ownership of our existing shareholders.

Item 11 — To Approve the Issuance of Common Stock and Warrants to the Estate of Walter G. Mize in Exchange for the Relinquishment of A Put Right.

The estate of Mr. Walter G. Mize, who was formerly our largest shareholder, holds an option that includes a “put”. The put is a provision requiring the company to purchase the option for the difference between $4.00 per share and the original exercise price, $1.50 per share. The put may be exercised by Mr. Mize’s estate during the period from April 1, 2008 to April 10, 2008. The value associated with the put right totals $833,335 based on Mr. Mize’s right to purchase 333,334 shares of our common stock at an exercise price of $1.50 per share.

We would like to eliminate the liability associated with the put right. Prior to his death, Mr. Mize agreed to accept units consisting of 1,111,113 shares of common stock and warrants to purchase a total of 555,556 shares of common stock in exchange for the put right. The warrants will have a term of three years and an exercise price of $1.50 per share. Based on the value of the put right, the conversion rate is $0.75 per unit. This agreement is conditioned upon the outcome of a hearing before the Nasdaq Listing Qualifications Panel regarding the continued listing of our common stock on the Nasdaq Capital Market. If we are successful in the hearing and our common stock continues to be listed on the Nasdaq Capital Market, then the put right will be converted into the units discussed above. However, if we are not able to maintain our listing as a result of the decision by the Nasdaq Listing Qualifications Panel, Mr. Mize’s estate will have the right, but not the obligation, to convert the put right into units. This right to convert will expire 90 days from the date that Mr. Mize’s estate is notified of decision of the Nasdaq Listing Qualifications Panel. We were successful in the hearing, therefore the put right will be converted into units. Mr. Mize was not an affiliate when this agreement was entered into.

Overall Effect of Item 11

While this transaction will have the effect of diluting the common stock ownership of our existing shareholders, it will also reduce our liabilities by the value of the put right. If Mr. Mize’s estate exercised the warrants, we would receive proceeds of $833,334.

Item 12 — To Approve a Change of the Company’s Domicile from Utah to Delaware and a Change of the Company’s Name to Glen Rose Petroleum Corporation.

In January 2008 our board of directors determined that it would be in the best interests of our company and our shareholders to reincorporate in Delaware. In order to accomplish this reincorporation, we intend to form a corporation in Delaware called Glen Rose Petroleum Corporation (“Glen Rose”). Once the reincorporation is complete, our name will change to Glen Rose Petroleum Corporation.

In conjunction with the reincorporation in Delaware our board of directors unanimously adopted and approved an Agreement and Plan of Merger of United Heritage Corporation, a Utah corporation, and Glen Rose Petroleum Corporation (the “Reincorporation Merger Agreement”). A copy of the Reincorporation Merger Agreement is attached to this information statement as Annex 3. The purpose of the Reincorporation Merger Agreement is to change the domicile of our company from Utah to Delaware. The Reincorporation

Merger Agreement will be entered into as soon as practicable. A copy of the articles of merger to be filed by the company with the Secretary of State of Utah is attached as Annex 4. A copy of the certificate of merger to be filed by Glen Rose is attached as Annex 5.

Reason for Reincorporation in Delaware

Delaware is recognized as a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized there. The Delaware Court of Chancery and the Delaware Supreme Court regularly oversee complex corporate issues and, as a result, a well-established body of case law construing Delaware law has developed over the past several years, providing businesses with a greater degree of predictability than the corporate law of most other jurisdictions.

We also believe that as a Delaware corporation we would be better able to continue to attract and retain qualified directors and officers than we would be able to do as a Utah corporation. We expect that many such qualified individuals may already have experience providing services to companies incorporated in Delaware, since Delaware is the jurisdiction of choice for many corporations. Furthermore, Delaware’s extensive body of case law can provide officers and directors with a comprehensive guide to the potential risks and liabilities of serving in those capacities, which Utah law is not currently able to do.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws, or to otherwise adopt, measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Our board of directors is not proposing the reincorporation in Delaware to prevent a change in control and is not aware of any present attempt by any person to acquire control or to obtain representation on our board of directors that could be prevented by reincorporating in Delaware. Our board of directors has no current plans to implement any defensive strategies to enhance its ability to negotiate with an unsolicited bidder.

No Change in Business or Management

Our reincorporation in Delaware will only change our legal domicile. It will not result in any change to our business or management or to our assets, liabilities or net worth (other than as a result of costs incident to the reincorporation merger). While we may relocate our headquarters or change the number of our employees, we will not do so as a result of the reincorporation.

Regulatory Approval

Except for compliance with state and federal securities laws and the filing of the articles of merger with the Delaware Secretary of State and the certificate of merger with the Utah Secretary of State, we are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the reincorporation merger.

Glen Rose Petroleum Corporation

Glen Rose will be incorporated in Delaware exclusively for the purpose of merging with us to effect our reincorporation in Delaware. Glen Rose will be our wholly-owned subsidiary prior to the reincorporation merger. The address and telephone number of Glen Rose’s principal executive office will be the same as our current address and telephone number. Before the reincorporation, Glen Rose will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, your rights as a shareholder of Glen Rose will be governed by Delaware corporate law and the certificate of incorporation and the bylaws of Glen Rose will be its governing documents.

The Reincorporation Merger Agreement

The Reincorporation Merger Agreement provides that we will merge with and into Glen Rose, with Glen Rose being the surviving corporation. Under the Reincorporation Merger Agreement, Glen Rose will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our board of directors and our officers will become the board of directors and officers of Glen Rose for identical terms of office. Our subsidiaries will become the subsidiaries of Glen Rose.

At the effective time of the reincorporation merger, each outstanding share of our common stock will automatically be converted into one share of common stock of Glen Rose. Shareholders will not have to exchange their existing stock certificates for stock certificates in Glen Rose, although if a shareholder so requests, Glen Rose will issue new certificates to anyone who holds our stock certificates, provided that the holder has surrendered the certificates representing our shares in accordance with the terms of the Reincorporation Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable fees or taxes, if any.

Subject to the differences in the laws of Delaware and Utah, and except as may be otherwise discussed herein, the rights of our shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the reincorporation merger and will entitle the holder to voting rights, dividend rights and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger.

Following the reincorporation merger, our employee benefit plans, including any stock option and other equity-based plans, will be continued by Glen Rose. Each stock option or other equity-based award issued and outstanding pursuant to these plans will be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of Glen Rose, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

Trading Glen Rose Common Stock

After the reincorporation merger, those persons who were formerly our shareholders may continue to sell or transfer stock certificates or securities bearing the name “United Heritage Corporation”. Glen Rose will issue new certificates representing shares of Glen Rose common stock for transfers occurring after the effective date of the reincorporation merger.

Shareholders whose shares of our common stock were freely tradable before the reincorporation merger will own shares of Glen Rose that are freely tradable after the reincorporation merger. Similarly, any shareholders holding securities with transfer restrictions before the reincorporation merger will hold shares of Glen Rose that have the same transfer restrictions after the reincorporation merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the reincorporation merger will be deemed to have been acquired on the date the holder thereof originally acquired our shares.

After the reincorporation merger, Glen Rose will be a publicly held corporation, with its common stock trading on the Nasdaq Capital Market or other inter-dealer quotation system or national securities exchange. Glen Rose will also file reports with the Securities and Exchange Commission.

Significant Differences between the Corporate Laws of Utah and Delaware

The corporate laws of Utah and Delaware differ in many respects. Although all the differences are not set forth in this information statement, the differences that could materially affect the rights of shareholders are discussed below.

Shareholder Approval of Certain Business Combinations

In recent years, a number of states have adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under the Utah Control Shares Acquisitions Act, shares acquired in a “control share acquisition” by a single shareholder or group of shareholders that give the shareholder or group more than 20% of the voting power of certain public Utah corporations cease to have voting rights until a resolution allowing the shares to be voted is approved by a majority of the outstanding shares of the corporation (excluding shares held by officers, directors and the acquirer). The Utah Control Shares Acquisitions Act applies only to a corporation formed under the laws of the State of Utah that has all of the following:

•	100 or more shareholders;
•	its principal office or place of business, or substantial assets, located in Utah; and
•	any of (i) more than 10% of its shareholders resident in Utah, (ii) more than 10% of its shares owned by Utah residents or (iii) 10,000 shareholders that are Utah residents.

We do not have our principal office, any place of business, or substantial assets in the State of Utah. Accordingly, the protections and restrictions of the Control Shares Acquisitions Act does not presently apply to us or to holders of our common stock.

Section 203 of the Delaware General Corporate Law prohibits a corporation from engaging in a “business combination” with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. The three year moratorium imposed on business combinations by Section 203 does not apply if:

•	prior to the date on which the shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder;
•	the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him an interested shareholder; or
•	the business combination is approved by the board of directors and approved at a shareholder meeting by the holders of two-thirds of the voting stock not owned by the interested shareholder.

Section 203 only applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 shareholders. However, a corporation may elect not to be governed by Section 203 by a provision in its certificate of incorporation or its bylaws. The certificate of incorporation of Glen Rose includes a provision electing not to be governed by Section 203. Accordingly, following consummation of the reincorporation merger, the board of directors will not have the power to reject certain business combinations with interested shareholders based on Section 203.

Indemnification and Limitation of Liability

Utah and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in the corporation’s charter eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. There are nonetheless differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents.

Utah law does not permit the elimination of a director’s monetary liability where liability is based on:

•	a financial benefit received by a director to which the director is not entitled;
•	an intentional infliction of harm on the corporation or its shareholders;
•	an unlawful distribution; or
•	an intentional violation of criminal law.

Delaware law does not permit the elimination of a director’s monetary liability for:

•	breaches of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
•	the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
•	transactions in which the director received an improper personal benefit.

Utah law allows a corporation to indemnify a director or former director who is made a party to a proceeding against liability incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was judged liable to the corporation or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was judged liable on the basis that he derived an improper personal benefit. In Utah, unless limited by its articles of incorporation, a corporation must indemnify a director or an officer who was successful, on the merits or otherwise, in defense of any proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. Utah law allows a corporation to advance reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of his good faith belief that he has met the applicable standard of conduct described above, if he furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and there are no facts then known that would preclude indemnification. The determination as to whether or not the director is entitled to indemnity or to an advance must be made by a majority vote of the directors at which a quorum is present, so long as no member of the quorum is a party to the proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, which committee shall consist of two or more directors who are not parties to the proceeding, or by special legal counsel or by the shareholders by a majority of the votes entitled to be cast at a meeting. A director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to any other court of competent jurisdiction. A corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Delaware law permits indemnification of any person who was or is a party or threatened to be made a party to any action, suit or proceeding so long as the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No person may be indemnified in an action brought on behalf of the corporation by a third party if that person is judged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. A corporation must indemnify a present or former director or officer of a corporation who has been successful on the merits or otherwise in a defense of any action, suit or proceeding. Whether or not a person has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation will be determined by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by a majority vote of the directors, even though less than a quorum, or by independent legal counsel in a written opinion or by the shareholders.

Utah law expressly states that provisions relating to the indemnification of, or advances for expenses to be made to, directors that are contained in a corporation’s articles of incorporation or bylaws, in a resolution of its shareholders or board, or in a contract other than an insurance policy, is valid only if and to the extent that the provisions are not inconsistent with Utah law.

In Delaware, indemnification and the advancement of expenses provided by or granted pursuant to Delaware law is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Both Utah law and Delaware law permit the purchase of insurance for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is serving at the request of the corporation as a director, officer, employee or agent of another corporation.

Dividends and Repurchase of Shares

Utah law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus exist under Delaware law.

Under Utah law, a corporation may not make any distribution or repurchase its shares if, after giving effect to the distribution or repurchase:

•	the corporation would not be able to pay its debts as they become due in the normal course; or
•	its total assets would be less than the sum of its total liabilities plus the amount, if any, payable upon liquidation to holders of any preferred stock with distribution rights superior to the rights of holders of common stock.

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

To date, we have not paid any cash dividends on our outstanding shares of common stock and we do not anticipate doing so in the foreseeable future.

Voting and Shareholder Approval Requirements

In Utah, each share of voting stock is entitled to one vote and each fractional share is entitled to a fractional vote. Directors are elected by a plurality of the votes cast. Cumulative voting for directors is not permitted unless the articles of incorporation provide for cumulative voting. With the exception of action to be taken on a plan of merger or share exchange or voting on an amendment to the corporation’s articles of incorporation, Utah law generally requires the holders of a majority of the shares of voting stock to approve the action. Action to be taken on a plan of merger or share exchange must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by the voting group. In general, a class or series of stock is entitled to vote separately (or together with similarly affected shares of different series of the same class) if the proposed transaction would change the rights, preferences or limitations of the respective class or series. If shareholder voting is required to approve an amendment to the articles of incorporation, then the holders of the outstanding shares of a class are entitled to vote as a separate voting group. If a proposed amendment would affect a series of a class of shares, the shares of that series are entitled to vote as a separate voting group on the proposed amendment. However, if a proposed amendment entitles two or more series of a class of shares to vote as separate voting groups, and the amendment would affect the two or more series in the same or a substantially similar way, then the shares of all the series so affected must instead vote together as a single voting group on the amendment.

In Delaware, each share of voting stock is entitled to one vote, unless the certificate of incorporation provides for more or less than one vote per share. Like Utah, directors are elected by a plurality of the votes cast. Delaware law also allows cumulative voting for directors if the certificate of incorporation so provides. With the exception of voting on an amendment to the certificate of incorporation and voting on the election of directors, all shareholder actions, including the approval of a merger or consolidation, require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter. In order to amend a certificate of incorporation, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, whether or not they are entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but does not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of voting.

Neither Utah law nor Delaware law requires a shareholder vote of the surviving corporation in a merger if:

•	the merger agreement does not amend the existing certificate of incorporation;
•	each share of the stock of the surviving corporation outstanding immediately before the merger is an identical outstanding share after the merger; and
•	either no shares of common stock of the surviving corporation and no securities convertible into common stock are to be delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be delivered under the plan of merger plus those initially issuable upon conversion of any other securities to be delivered under the plan do not exceed 20% of the shares of common stock outstanding immediately prior to the merger.

Utah law and Delaware law are also substantially similar when the merger involves a parent owning at least 90% of a subsidiary. In that case, no vote of the shareholders of either corporation is required unless the subsidiary will be the surviving corporation, in which case the vote of the shareholders of the parent must be obtained.

Under Utah law, a sale of all or substantially all of the assets of a corporation must be approved by each voting group entitled to vote on the transaction.

Under Delaware law, a sale of all or substantially all of the assets of a corporation must be approved solely by the holders of a majority of the outstanding voting shares of the corporation.

Unless otherwise provided in the articles of incorporation or the Utah statutes, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the transaction, action, or event authorized by the shareholder action to those shareholders entitled to vote who have not consented in writing; and to those shareholders not entitled to vote but to whom Utah law requires that notice of the proposed action be given. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Under Utah law, a corporation in existence prior to July 1, 1992 may not take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action, until the date a resolution providing otherwise is approved either by a consent in writing, setting forth the proposed resolution, signed by all of the shareholders entitled to vote with respect to the subject matter of the resolution; or at a duly convened meeting of shareholders, by the vote of the same percentage of shareholders of each voting group as would be required to include the resolution in an amendment to the corporation's articles of incorporation. Delaware law does not have such a provision. We received shareholder approval to act by written consent at our annual meeting held on December 19, 2005.

Unless otherwise provided in the certificate of incorporation, shareholders in Delaware may take any action at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent will be effective to take the corporate action unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation.

Dissenters’ or Appraisal Rights

Under Utah law, a shareholder has a right to dissent from and obtain payment of the fair value of shares held by him in the event of a consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger (including if the corporation is a subsidiary that merged with its parent), consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, consummation of a sale, lease exchange or other disposition of all or substantially all of the property of the corporation for which a shareholder vote is required and consummation of a sale, lease, exchange or other disposition of all or substantially all of the property of an entity controlled by a corporation if the shareholders of the corporation were entitled to vote on the consent of the corporation to the disposition. A shareholder may also dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws or a resolution of the board of directors so provides. However, a shareholder may not dissent and obtain payment of the fair value of his shares if the shares are listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the National Market System of the National Association of Securities Dealers Automated Quotation System or were held of record by more than 2,000 shareholders. This limitation does not apply if the shareholders will receive for their shares anything other than shares of the corporation surviving the consummation of the plan of merger or share exchange, shares of a corporation which at the effective date of the merger or share exchange will be listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the National Market System of the National Association of Securities Dealers Automated Quotation System or if the shares will be held of record by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of shares and cash. The shareholder who wishes to asset dissenters’ rights must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated and may not vote any of his shares in favor of the proposed action. In order to be entitled to payment, the shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights is approved by the shareholders.

Under Delaware law, unless the certificate of incorporation provides for appraisal rights upon the sale of all or substantially all of its assets, a shareholder only has appraisal rights in the event of a merger or consolidation and only so long as the shares are not either listed on a national securities exchange or held of record by more than 2,000 shareholders. Like Utah, this limitation does not apply if the shareholder will receive for his shares anything other than shares of the corporation surviving the consummation of the merger or consolidation, shares of a corporation which at the effective date of the merger or consolidation will be listed on a national securities exchange or held of record by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of shares and cash. The shareholder must hold his shares on the date that he makes a demand for appraisal, must continuously hold his shares through the effective date of the merger or consolidation and may not have voted in favor of, or consented to, the merger or consolidation. Any shareholder electing to demand appraisal must deliver to the corporation, before the vote is taken, a written demand for appraisal of his shares.

Delaware law and Utah law also provide an exemption to a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.

Directors

In Utah, before any shares are issued, a corporation's board of directors may consist of one or more individuals. After shares are issued and for as long as a corporation has fewer than three shareholders entitled to vote for the election of directors, its board of directors may consist of a number of individuals equal to or greater than the number of those shareholders. If a corporation has more than three shareholders, it must have at least three directors.

Delaware law requires a corporation to have at least one director who is a natural person.

Under Utah law, the articles of incorporation may provide for staggering the terms of directors by dividing the total number of directors into two or three groups, with each group containing 1/2 or 1/3 of the total, as near as may be. In that event, the terms of directors in the first group expire at the first annual shareholders' meeting after their election, the terms of directors in the second group expire at the second annual shareholders' meeting after their election, and the terms of directors in the third group, if any, expire at the third annual shareholders' meeting after their election. Upon the expiration of the initial staggered terms directors shall be elected for terms of two years or three years, as the case may be, to succeed those whose terms expire

Like Utah, Delaware law allows the directors of a corporation, by the certificate of incorporation or by an initial bylaw, or by a bylaw adopted by a vote of the shareholders, to be divided into one, two or three classes; the term of office of those of the first class expires at the first annual meeting held after such classification becomes effective; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification becomes effective, directors will be chosen for a full term to succeed those whose terms expire.

Inspection of Records

Under Utah law, directors or shareholders may inspect certain corporate records for any purpose as long as the directors or shareholders give the corporation written notice five business days in advance. Other records, including the shareholder list and minutes from meetings of the board of directors may be inspected only for a purpose reasonably related to the shareholder’s or director’s interest.

In contrast, Delaware law allows shareholders and directors to inspect the corporation’s records and shareholder list for purposes reasonably related to the person’s interests as a shareholder or director upon written demand.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition, plan of operation and liquidity should be read in conjunction with our unaudited consolidated condensed financial statements and the notes thereto and our audited financial statements and the notes thereto.

Overview

We are an independent producer of natural gas and crude oil based in Midland, Texas. We produce from property we lease in the Wardlaw field in Edwards County, Texas (the “Wardlaw Field”). We acquired our Texas property, which includes 130 potentially productive wellbores (of which approximately 44 wells are capable of producing), in February 1997. Our plan has been to develop this property by reworking many of the existing wells and drilling additional wells, however, the revenues we earn do not presently provide us with sufficient capital to implement our development plan.

From November 2005 until it declared bankruptcy on June 13, 2007 (the “Lothian Bankruptcy”), Lothian Oil Inc. (“Lothian”), formerly our largest shareholder, provided us with the funds to operate. Lothian acquired its shares of our common stock on October 7, 2005, a portion of which were purchased from Walter G. Mize (“Mize”), our former chief executive officer and chairman of the board of directors, and persons associated or affiliated with Mize, in consideration of an aggregate principal amount of $10,651,000 evidenced by a promissory note (the “Lothian Note”).

Following a default under the terms of the Lothian Note, on July 31, 2007, Mize entered into a settlement agreement with Lothian, dated July 26, 2007 (the “Mize Agreement”), and pursuant to which, in exchange for a payment of $250,000 from Mize to Lothian and forgiveness by Mize of debt totaling $5,318,149.18, Lothian transferred to Mize 3,759,999 shares of common stock and warrants to purchase up to an additional 2,906,666 shares of common stock (collectively, the “Mize Securities”), constituting all of the shares of our common stock and warrants to purchase shares of our common stock then held by Lothian.

On July 31, 2007, we entered into an agreement, dated July 26, 2007, entitled “Agreement to Settle Intercompany Debt and other Claims” with Lothian (the “Lothian Agreement”), to which the execution of the Mize Agreement was a condition precedent, and pursuant to the terms of which Lothian agreed, among other things, to forgive a $1,800,000 claim asserted against us (the “Claim”). Included in the Claim amount was $753,296 in principal and approximately $71,254 in accrued interest related to a loan we received from Lothian for development of our Wardlaw Field.

In consideration of Lothian’s forgiveness of the Claim, we agreed to deliver to Lothian any funds in excess of $100,000 that we received from Cano Petroleum, Inc. (“Cano”) in connection with an asset purchase and sale agreement (the “Cano Agreement”), pursuant to which we agreed to sell all of the assets of UHC New Mexico Corporation, our wholly owned subsidiary (“UHC New Mexico”), to Cano Petro of New Mexico, Inc. (“Cano New Mexico”), in consideration of $7 million dollars in cash and 404,204 restricted shares of Cano common stock (the “Cano Securities”), and in accordance with the terms of which Cano New Mexico held back $800,000 from the cash proceeds of the purchase price (the “Holdback Amount”) to satisfy potential environmental and title claims and payables related to the purchased assets (the preceding transaction is hereinafter referred to as the “Asset Sale”). The holdback period ended 120 days following the date of the Asset Sale, which was March 30, 2007. During the holdback period, Cano New Mexico disbursed $258,000 to us, which we used to satisfy the payables related to the purchased assets. Cano New Mexico kept the remaining balance of the Holdback Amount to satisfy title deficiencies and environmental remediation costs. We do not anticipate the receipt of any of the remaining balance of the Holdback Amount.

Immediately following the Asset Sale, UHC New Mexico used $4,398,000 of the cash proceeds to repay a portion of the principal of a $6,554,000 loan outstanding and owed to Lothian (the “Lothian Loan”), and pledged the Cano Securities to secure the remaining balance thereof. On June 6, 2007 we entered into an agreement with UHC New Mexico and Lothian pursuant to which we transferred the Cano Securities to Lothian in full satisfaction of the remaining balance on the Lothian Loan.

On September 26, 2007 Mize, entered into a restated stock sale agreement (the “Blackwood Agreement”), effective as of September 18, 2007, with Blackwood, pursuant to which Blackwood purchased all of the Mize Securities for an aggregate purchase price of $5,017,000, consisting of $375,000 in cash and two promissory notes in the principal amount of $3,767,000 and $875,000, respectively. As a result of this transaction, Blackwood now owns approximately 66.9% of our voting securities on a fully diluted basis (the “Change in Control”).

Following the Change in Control, on October 8, 2007, Messrs. C. Scott Wilson, Thomas Kelly, Raoul Baxter and Kenneth Levy resigned from our board of directors and Messrs. Joseph F. Langston, Jr. (“Langston”), Theodore D. Williams and Paul K. Hickey were appointed in their place. Messrs. Williams and Hickey were also appointed as members of our Audit Committee in place of Messrs. Kelly and Baxter.

On October 8, 2007, Messrs. Wilson and Levy were also terminated from their positions as our chief executive officer and chief financial officer, respectively, and Langston was appointed as our interim chief executive officer, interim president and interim chairman of the board of directors and as our chief financial officer and treasurer.

On November 26, 2007, Messrs. Mize, C. Dean Boyd, Joe Martin, Charles Garrett and Bill Wilkins resigned from our board of directors.

On November 28, 2007 we entered into a 12 month consulting agreement (the “Consulting Agreement”) with DK True Energy Development Ltd., a member of Blackwood, our largest shareholder, and RTP Secure Energy Corp. (together, the “Consultants”). A discussion of the material terms of the Consulting Agreement is included in the discussion of item 1 at page 8.

On November 28, 2007, we entered into a consulting agreement with Applewood Energy, Inc., (“Applewood”), effective as of November 1, 2007 (the “Applewood Agreement”). A discussion of the material terms of the Applewood Agreement is included in the discussion of item 2 at page 9.

On November 28, 2007 we entered into a consulting agreement with GWB Petroleum Consultants Ltd. (“GWB”), effective as of November 1, 2007 (the “GWB Agreement”). A discussion of the material terms of the GWB Agreement is included in the discussion of item 2 at page 0.

On November 28, 2007 we completed the sale and issuance of units having a total gross value of $600,000 in a private placement to accredited investors. A discussion of the material terms of this offering is included in the discussion of item 7 at page 17.

On December 19, 2007, we entered into an agreement to convert debt with our legal counsel, Richardson & Patel, LLP. A discussion of the material terms of this agreement is included in the discussion of item 3 at page 11.

On December 19, 2007, we entered into an agreement to convert debt with Blackwood. A discussion of the material terms of this agreement is included in the discussion of item 5 at page 12.

Going Concern Status

Our financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. We have incurred substantial losses from our operations and we have a working capital deficit which raises substantial doubt as to our ability to continue as a going concern. We had net loss of $ 484,843 for the nine months ended December 31, 2007 and a net loss of $11,435,134 for the fiscal year ended March 31, 2007, and, as of the same periods, we had an accumulated deficit of $43,483,989 and $42,999,146, respectively. Unless we are able to obtain the financing we need to develop our properties, there can be no assurance that we will be able to continue as a going concern.

Critical Accounting Policies and Estimates

Our critical accounting policies, including the assumptions and judgments underlying those policies, are more fully described in the notes to our audited financial statements contained in our annual report on Form 10-KSB for the fiscal years ended March 31, 2007 and 2006. We have consistently applied these policies in all material respects. These policies are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from the assumptions or estimates we use when applying these policies. Set forth below are the accounting policies that we believe most critical to an understanding of our financial condition and liquidity.

Oil and Gas Properties

Proved Reserves

Proved reserves are defined by the SEC as those volumes of crude oil, condensate, natural gas liquids and natural gas that geological and engineering data demonstrate with reasonable certainty are recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are volumes expected to be recovered through existing wells with existing equipment and operating methods. Although our engineers are knowledgeable of and follow the guidelines for reserves established by the SEC, the estimation of reserves requires our engineers to make a significant number of assumptions based on professional judgment. Reserves estimates are updated at least annually and consider recent production levels and other technical information about each well. Estimated reserves are often subject to future revision, which could be substantial, based on the availability of additional information including reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors. Changes in oil and gas prices can lead to a decision to start-up or shut-in production, which can lead to revisions to reserve quantities. Reserve revisions in turn cause adjustments in the depletion rates utilized by us. We cannot predict what reserve revisions may be required in future periods.

Depletion rates are determined based on reserve quantity estimates and the capitalized costs of producing properties. As the estimated reserves are adjusted, the depletion expense for a property will change, assuming no change in production volumes or the costs capitalized. Estimated reserves are used as the basis for calculating the expected future cash flows from a property, which are used to determine whether that property may be impaired. Reserves are also used to estimate the supplemental disclosure of the standardized measure of discounted future net cash flows relating to oil and gas producing activities and reserve quantities disclosure in Note 20 to our audited consolidated financial statements for the fiscal year ended March 31, 2007, which are included in our annual report on Form 10-KSB for that fiscal year. Changes in the estimated reserves are considered changes in estimates for accounting purposes and are reflected on a prospective basis.

We employ the full cost method of accounting for our oil and gas production assets, which are located in the southwestern United States. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized and accumulated in cost centers on a country-by-country basis. The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production basis using proved oil and gas reserves as determined by independent petroleum engineers.

Net capitalized costs are limited to the lower of unamortized cost net of related deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of: (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on un-escalated year-end prices and costs; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the costs being amortized; and (iv) income tax effects related to differences between the book and tax basis of the oil and gas properties.

The ceiling test is affected by a decrease in net cash flow from reserves due to higher operating or finding costs or reduction in market prices for natural gas and crude oil. These changes can reduce the amount of economically producible reserves. If the cost center ceiling falls below the capitalized cost for the cost center, we would be required to report an impairment of the cost center’s oil and gas assets at the reporting date.

Impairment of Properties

We will continue to monitor our long-lived assets recorded in oil and gas properties in the consolidated balance sheet to ensure they are fairly presented. We must evaluate our properties for potential impairment when circumstances indicate that the carrying value of an asset could exceed its fair value. A significant amount of judgment is involved in performing these evaluations since the results are based on estimated future events. Such events include a projection of future oil and natural gas sales prices, an estimate of the ultimate amount of recoverable oil and gas reserves that will be produced from a field, the timing of future production, future production costs, and future inflation. The need to test a property for impairment can be based on several factors, including a significant reduction in sales prices for oil and/or gas, unfavorable adjustment to reserves, or other changes to contracts, environmental regulations or tax laws. All of these factors must be considered when testing a property’s carrying value for impairment. We cannot predict whether impairment charges may be required in the future.

Revenue Recognition

Oil and gas production revenues are recognized at the point of sale. Production not sold at the end of the fiscal year is included as inventory.

Income Taxes

Included in our net deferred tax assets are approximately $15.3 million of future tax benefits from prior unused tax losses. Realization of these tax assets depends on our achieving sufficient future taxable income prior to the expiration of the future tax benefits, of which there can be no assurance. In addition, as a result of our Change in Control, our annual use of net operating losses will be limited, therefore, we have provided an allowance for the full amount of our net deferred tax asset.

Accounting Estimates

Our financial statements have been prepared in accordance with United States generally accepted accounting principles. These principles require our management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. In particular, there is significant judgment required to estimate oil and gas reserves, asset retirement obligations and impairment of the unproved properties. These estimates are based on our historical experience and various other assumptions that we believe to be reasonable under the circumstances, and are evaluated on an on going basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, special purpose entities or financing partnerships that have or are reasonably likely to have a current or future effect on our financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations

Three and Nine Months Ended December 31, 2007 as compared to the Three and Nine Months Ended December 31, 2006

The following selected financial data for the three and nine months ended December 31, 2007 as compared to the three and nine months ended December 31, 2006 are derived from our unaudited consolidated condensed financial statements and is qualified in its entirety by and should be read in conjunction with such financial statements and related notes contained therein.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Income Data
Revenues	$24,311	$253,904	$26,266	$909,995
Depreciation and depletion	338	156,621	1,014	503,293
Total operating costs and expenses	1,771,166	735,914	2,538,208	2,624,662
Loss from operations	(1,746,855)	(482,010)	(2,511,942)	(1,714,667)
Income tax	—	—	—	—
Net income (loss)	$(1,744,076)	$(627,150)	$(484,843)	$(2,010,414)
Basic and diluted loss per share	$(0.26)	$(0.10)	$(0.07)	$(0.32)
Weighted average number of shares	6,778,886	6,446,850	6,557,931	6,446,850

Oil and Gas Results

Our revenues decreased $229,593, or approximately 91%, from $253,904 for the three months ended December 31, 2006, to $24,311 for the three months ended December 31, 2007. Our revenues decreased $883,729, or approximately 97%, from $909,995 for the nine months ended December 31, 2006, to $26,266 for the nine months ended December 31, 2007. This decrease in revenues was primarily attributable to our sale of the assets of UHC New Mexico (the “UHC Sale”), which had previously accounted for a significant portion of our production and sale of oil and all of our production and sale of natural gas. Currently, the only remaining field owned by Company, the Wardlaw Field in Edwards County, Texas, is producing less than 10 barrels of oil per day.

Our total operating costs and expenses increased $1,035,252, or approximately 141%, from $735,914 for the three months ended December 31, 2006, to $1,771,166 for the three months ended December 31, 2007. Our total operating costs and expenses decreased $86,454, or approximately 3%, from $2,624,662 for the nine months ended December 31, 2006, to $2,538,208 for the nine months ended December 31, 2007. This decrease in our operating expenses was primarily attributable to decreases in production and operating costs, and depreciation and depletion expense as a result of the UHC Sale. Our remaining general and administrative expenses were primarily attributable to continued expenses from the Lothian Bankruptcy, as well as additional expenses incurred in relation to our Change in Control and our associated change in members of management and of our board of directors, offset by the approximate $1.2 million expense from the warrants issued during the three months ended December 31, 2007.

Our production and operating expenses decreased $385,064, or approximately 95%, from $406,736 for the three months ended December 31, 2006, to $21,672 for the three months ended December 31, 2007. Our production and operating expenses decreased $958,569, or approximately 92%, from $1,040,920 for the nine months ended December 31, 2006, to $82,351 for the nine months ended December 31, 2007. Our depreciation and depletion decreased by $156,283, or approximately 99%, from $156,621 for the three months ended December 31, 2006, to $338 for the three months ended December 31, 2007. Our depreciation and depletion decreased by $502,279, or approximately 99%, from $503,293 for the nine months ended December 31, 2006, to $1,014 for the nine months ended December 31, 2007. General and administrative expenses increased $1,464,221, or approximately 849%, from $172,557 for the three months ended December 31, 2006, to $1,636,778 for the three months ended December 31, 2007. General and administrative expenses increased $917,664, or approximately 46%, from $1,080,449 for the nine months ended December 31, 2006, to $1,998,113 for the nine months ended December 31, 2007, this increase is primarily attributable to stock compensation expenses. Our bad debt expense increased from $0 for the three and nine months ended December 31, 2006, to $41,406 and $243,814, respectively, for the three and nine months ended December 31, 2007. This increase in our bad debt expense was attributable to amounts owed to us from the UHC Sale that were ultimately not collected during the three and nine months ended December 31, 2007, and for which we had no comparable expense for the three and nine months ended December 31, 2006. Our option put rights expense increased from $0 for the three and nine months ended December 31, 2006, to $69,728 and $209,184, respectively, for the three and nine months ended December 31, 2007. This increase in our option put rights expense is attributable to the fact that we entered into amendments to option agreements with certain of our former employees and consultants during the three and nine months ended December 31, 2007, and we had no comparable expense for the three and nine months ended December 31, 2006.

Our loss from operations increased $1,264,845, or approximately 260%, from $482,010 for the three months ended December 31, 2006, to $1,746,855 for the three months ended December 31, 2007. Our loss from operations increased $797,275, or approximately 47%, from $1,714,667 for the nine months ended December 31, 2006, to $2,511,942 for the nine months ended December 31, 2007. This change in our loss from operations is primarily attributable to an increase in legal and consulting expenses incurred in relation to our Change in Control, and more importantly the charge related to compensatory options awarded management and consultants.

Our other income (expense) included income from a gain on our forgiveness of a debt of $1,780,710 during the nine months ended December 31, 2007, which was attributable to Lothian’s forgiveness of the Claim pursuant to the terms of the Lothian Agreement, and for which there was no comparable income for the nine months ended December 31, 2006. We experienced income from a gain on the sale of investments of

$303,155 for the nine months ended December 31, 2007, which was attributable to the transfer of the Cano Securities to Lothian as full payment for the Lothian Loan, and for which there was no comparable income for the nine months ended December 31, 2006. We also experienced income from a gain on the sale of property and equipment of $13,351 for the nine months ended December 31, 2007, for which there was no comparable income for the nine months ended December 31, 2007. Offsetting our other income was an interest expense, which decreased $142,919, or approximately 98%, from $145,140 for the three months ended December 31, 2006, to $2,221 for the three months ended December 31, 2007. Our interest expense decreased $225,630, or approximately 76%, from $295,747 for the nine months ended December 31, 2006, to $70,117 for the nine months ended December 31, 2007. This decrease in our interest expense is primarily attributable to our payment of the Lothian Loan.

Our net loss decreased $1,116,926 or approximately 178%, from $627,150 for the three months ended December 31, 2006, to $1,744,076 for the three months ended December 31, 2007. Our net loss decreased $1,525,571, or approximately 76%, from $2,010,414 for the nine months ended December 31, 2006, to a net loss of $484,843 for the nine months ended December 31, 2007. This decrease in our net loss is primarily attributable to Lothian’s forgiveness of the Claim pursuant to the terms of the Lothian Agreement, offset by an expense of approximately $1.2 million related to compensatory warrants issued.

Liquidity and Capital Resources

Liquidity

Our revenues have not been adequate to support our operations and we do not expect that this will change in the near future. In the past, we have relied primarily on loans from Lothian to finance our operations.

On November 28, 2007 we completed the sale and issuance of units having a total gross value of $600,000 in a private placement to accredited investors (the “November Offering”). Each unit was comprised of (i) 32,000 shares of our common stock, par value $0.001 per share, and (ii) a 5 year callable warrant to purchase up to 52,253 shares of our common stock, subject to certain vesting requirements, at an exercise price of $1.40 per share. The warrants may not be exercised until we obtain shareholder approval of their issuance. We sold and issued a total of 21 units at a price of $24,000 per unit, for net cash proceeds of approximately $504,000. We also converted debt in the amount of $96,000 owed to Blackwood, our largest shareholder, into 4 units. The per share price of the common stock included in the units was less than the per share book or market value of our common stock on the date of sale. No underwriting discounts or commissions were paid in connection with the November Offering. We are obligated to register the shares underlying the warrants, subject to compliance with rule 415 promulgated under the Securities Act.

In addition, on December 19, 2007, we issued 345,606 shares of common stock and 259,205 stock purchase warrants, exercisable at $1.05 per share, for the conversion of accounts payable totaling $276,139.

Our current assets decreased by $1,910,435 or approximately 86%, from $2,208,668 for March 31, 2007, to $298,233 at December 31, 2007. The decrease in our current assets was due primarily to a reduction of cash in the amount of $1,442,412, from $1,671,672 at March 31, 2007 to $229,260 at December 31, 2007, which occurred as a result of the repayment of a loan made to us by Lothian and the reduction of accounts receivable in the amount of $451,614, from $470,670 at March 31, 2007 to $19,056 at December 31, 2007, which occurred as a result of the sale of New Mexico’s assets. We also experienced an increase of $5,784 in inventory, from $31,417 at March 31, 2007 to $37,201 at December 31, 2007 and a reduction in the amount of $22,193 of prepaid expenses, from $34,909 at March 31, 2007 to $12,716 at December 31, 2007. The reduction in prepaid expenses resulted from amortization of our prepaid Nasdaq listing fee.

Current liabilities also increased from $3,427,471 at March 31, 2007 to $3,432,158 at December 31, 2007, an increase of $4,687 or approximately less than 1%. The increase in current liabilities was due primarily to the liability associated with certain options that included a put right. This liability was offset by a decrease in interest accrued on the debt owed to Lothian, which at March 31, 2007 was $451,485 and at December 31, 2007 was $0, a decrease of $797,088 in accounts payable to Lothian, which at March 31, 2007 were $797,088 and at December 31, 2007 were $0 and a decrease in payables of $1,693,110, from $1,835,148 at March 31, 2007 to $142,038 at December 31, 2007, that resulted from the sale of New Mexico’s assets and use of the sales proceeds to satisfy related payables. Working capital was a deficit of $3,133,925 at December 31, 2007 as compared to a working capital deficit of $1,218,803 at March 31, 2007, an increase of $1,915,122 or approximately 157%. The increase in our working capital deficit resulted primarily from the accrued put liability of $2,936,370 becoming current during the nine month period ended December 31, 2007.

Shareholders’ equity increased $1,900,569, from $803,977 at March 31, 2007, to $2,704,546 at December 31, 2007, as a result of the forgiveness of debt by Lothian Oil, as well as the $600,000 in gross proceeds we received from the November Offering and an accounts payable conversion concluded during the quarter.

There was a decline of $3,760,181 or approximately 37.6% in our total assets, from $9,983,559 at March 31, 2007 to $6,223,378 at December 31, 2007. Aside from the decrease in current assets, the decrease in total assets resulted from the transfer of our common stock in Cano Petroleum Inc., which had a fair value of $1,827,000 at March 31, 2007, to Lothian as a partial repayment of the Cato Unit Loan and we sold most of our property and equipment, which had a value of $83,304 at March 31, 2007 when we sold our New Mexico property. At December 31, 2007 our property and equipment had a value of $10,362.

Cash Flow

Our operations used $1,352,432 of cash in the nine months ended December 31, 2007. Cash was used primarily for accounts payable and accrued expenses, which totaled $875,568 offset, in part, by accounts receivable of $355,614.

Cash of $8,751 was used in investing activities during the nine months ended December 31, 2007. In comparison, during the nine months ended December 31, 2006 we used $5,873,242 in cash to improve our oil and gas properties and equipment.

During the three months ended December 31, 2007, we obtained loan proceeds from Lothian totaling $153,218, and we used cash in the amount of $331,989 to repay advances made to us by Lothian. For the three months ended December 31, 2006, we obtained loan proceeds from Lothian totaling $5,389,502. We also received cash proceeds of $504,360 from the November offering during the three months ended December 31, 2007.

At December 31, 2007 we had cash on hand in the amount of $229,260 as compared to $171,388 at December 31, 2006.

The sale price of oil produced by our Wardlaw Field increased by $1.53 a barrel, or approximately 4%, from $36.80 a barrel for the nine months ended December 31, 2006, to $38.33 a barrel for the nine months ended December 31, 2007. Production costs for the nine months ended December 31, 2007 increased $114.68, or approximately 381%, from $30.11 a barrel for the nine months ended December 31, 2006, to $144.79 a barrel for the year ended March 31, 2007.

Without activity in the Wardlaw Field, we believe that our expenses will decrease significantly, however, we have a funded plan to begin reworking the existing well bores, drill three test wells, and to commence a pilot flooding program consisting of four injection wells and nine producing well during the next twelve months. There can be no assurance of success, and unless production and sales of oil and gas significantly increase, we may not be able to attain profitability, or even be able to continue as a going concern.

Except as otherwise discussed above, we know of no trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short-term or long-term liquidity or on our net sales or revenues from continuing operations. We do not currently have any commitments for capital expenditures for the next twelve months.

Fiscal Year Ended March 31, 2007 as compared to the Fiscal Year Ended March 31, 2006

The following selected financial data for the two years ended March 31, 2007 and March 31, 2006 is derived from our consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein.

	Year Ended March 31, 2007	Year Ended March 31, 2006
Income Data:
Revenues	$1,014,734	$601,685
Income Profit (Loss)	$(11,435,134)	(17,371,395)
Income Profit (Loss)
Per Share	$(1.77)	$(2.98)
Weighted Average
Number of Shares	6,446,758	5,830,188
Balance Sheet Data:
Working Capital (deficit)	$(1,218,803)	$(1,765,656)
Total Assets	$9,983,559	$15,461,605
Current Liabilities	$3,427,471	$1,998,447
Long-Term Debt	$2,941,983	$1,413,003
Shareholders’ Equity	$803,977	$11,783,643

Combined Results

Our revenues for the 2007 fiscal year were $1,014,734, an increase of $413,049 or approximately 69%, as compared to revenues of $601,685 for the 2006 fiscal year. The increase in sales revenue for the 2007 fiscal year was due primarily to increased volume of oil sold.

Total operating expenses of $5,867,952 reflects a decrease of $19,990,051, or approximately 77%, for the 2007 fiscal year as compared to operating expenses of $25,858,003 for the 2006 fiscal year. The significant operating expenses reported for the 2006 fiscal year resulted from the inclusion of $23,199,110 in impairment of our oil and gas properties, which was not taken in 2007. The impairment was taken in conjunction with the re-evaluation of our reserves. General and administrative expenses decreased slightly by $22,464, or approximately 2%, from $1,339,920 in the 2006 fiscal year to $1,317,456 in the 2007 fiscal year. We also incurred a put option expense of $2,727,186 during the fiscal year ended March 31, 2007. We had no similar expense during the fiscal year ended March 31, 2006. Interest expense was $456,683 in the 2007 fiscal year, as compared to $221,445 in the 2006 fiscal year. The increase during the 2007 fiscal year was due primarily to the increase in the amount of money loaned to us by Lothian for development of our properties.

Our net loss for the 2007 fiscal year was $11,435,134, a decrease of $5,936,261 or approximately 34%, as compared to a net loss of $17,371,395 for the 2006 fiscal year. We reported a significant decrease in net loss because we had no impairment charge in the 2007 fiscal year, as compared to the impairment charge of $23,199,110 we included in the 2006 fiscal year.

Food Products Activity

Our subsidiary, National Heritage Sales Corporation, had $0 product sales during the 2007 fiscal year, as compared to sales for the 2006 fiscal year of $8,694. National is no longer selling meat and poultry products and has sold its assets. We do not intend to re-enter this market and we will no longer have results related to this activity to report.

Oil and Gas Activity

Oil and gas sales during the 2007 fiscal year were $1,014,734, an increase of $421,743 or approximately 71%, as compared to sales of $592,991 during the 2006 fiscal year. The volume of production sold during the 2007 fiscal year was greater than the volume of production sold during the 2006 fiscal year, however, significantly higher production costs offset the increased volumes and slightly higher product prices. The increased costs from the 2006 fiscal year were primarily the result of higher field labor, salt water disposal and high service company costs related to increased activity on the Texas and New Mexico properties. Production is expected to remain limited on our Texas property, the only property we currently own, due to a lack of operating and investment capital that, prior to its bankruptcy, had been provided to us by Lothian. Receivables due to the Asset Sale comprised 99% of our total receivable balance at March 31, 2007. Receivables from a single oil and gas customer comprised 55% of our trade receivable balance at March 31, 2006. No allowance for doubtful accounts has been included in our financial statements since recorded amounts are determined to be fully collectible, based on management’s review of customer accounts, historical experience and other pertinent factors. During the fiscal year ended March 31, 2007, we recorded oil and gas sales to only two customers. Buyers of crude oil are plentiful and can be easily replaced.

Production and operating expenses were $1,320,401 during the 2007 fiscal year as compared to $259,290 in production and operating expenses during the 2006 fiscal year, an increase of $1,061,111 or approximately 401%. This significant increase in production and operating expenses was the result of higher salt water disposal charges and charges for field labor. Depreciation and depletion expense for the 2007 fiscal year was $490,507 as compared to depreciation and depletion expense of $1,027,155 for the 2006 fiscal year, a decrease of $536,648 or approximately 52%. The decreased depreciation and depletion expense resulted primarily from the reduction of proved properties due to the impairment of assets in the 2006 fiscal year.

Liquidity and Capital Resources

Liquidity

Our sales revenues have not been adequate to support our operations and we do not expect that this will change in the near future. In the past, we relied primarily on loans from Lothian to finance our operations. Lothian declared bankruptcy on June 13, 2007 and we do not believe that it is capable of providing additional funding to us. We currently have no other sources of capital. We are operating on a day-to-day basis and we will continue operating in this manner for as long as Lothian provides us with the funds to do so.

Our current assets increased by $1,975,877 or approximately 849%, from $232,791 at March 31, 2006 to $2,208,668 at March 31, 2007. The increase in our current assets was due primarily to cash and receivables related to the Asset Sale. Current liabilities increased from $1,998,447 at March 31, 2006, to $3,427,471 at March 31, 2007, an increase of $1,429,024 or approximately 72%. The increase in current liabilities was due to increased accounts payable and accrued interest on the related party notes payable. Working capital was a deficit of $1,218,803 at March 31, 2007 as compared to the March 31, 2006 deficit of $1,765,656, a decrease of $546,853 or approximately 31%. The decreased deficit was due primarily to the Asset Sale.

Due to the loss incurred on the sale of our New Mexico properties and the expense related to the put provision included in certain stock option agreements, equity capital decreased by $10,979,666, or approximately 93%, during the 2007 fiscal year. Shareholders’ equity was $11,783,643 at March 31, 2006, as compared to $803,977 at March 31, 2007.

Total assets were $9,983,559 at March 31, 2007, a decrease of $5,478,046 as compared to $15,461,605 for the 2006 fiscal year. The decrease in total assets resulted primarily from the sale of our New Mexico property.

Cash Flow

Our operations used $575,885 of cash in the 2007 fiscal year as compared to $67,729 used in the 2006 fiscal year. The cash flow deficits are due to the operating losses incurred.

Cash of $642,211 was provided by investing activities during the 2007 fiscal year and cash of $1,908,815 was used in investing activities for the 2006 fiscal year. Net cash provided from investing activities for the 2007 fiscal year consisted of the proceeds from the sale of our New Mexico properties, which totaled $6,613,947. Cash of $5,971,736 was used for capital expenditures for our oil and gas properties and for the purchase of equipment. During the 2006 fiscal year, cash flows used in investing activities related primarily to capital expenditures for our oil and gas properties.

In the 2007 fiscal year, cash of $6,338,904 was provided by borrowings from Lothian. Payments totaling $4,809,924 were made to Lothian from the proceeds we received when we sold New Mexico’s assets. During the 2006 fiscal year, cash in the amount of $5,249,753 from financing activities came from the exercise of warrants, the sale of our common stock to Lothian and loans from Lothian. Of this amount, $3,203,994 was used for the repayment of a loan from Almac Financial Corporation.

At March 31, 2007 we had cash of $1,671,672.

UNITED HERITAGE CORPORATION

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2007	March 31, 2007
	(Unaudited)
ASSETS
Current Assets
Cash	$229,260	$1,671,672
Accounts receivable	19,056	470,670
Inventory	37,201	31,417
Prepaid expenses	12,716	34,909
Total current assets	298,233	2,208,668
Investment in Cano Petroleum common stock, at fair value (restricted)	—	1,827,000
Oil and Gas Properties, accounted for using the full cost method, net of accumulated depletion and depreciation of $0 at December 31 and March 31, 2007
Proved	—	—
Unproved	5,914,783	5,864,587
	5,914,783	5,864,587
Property and Equipment, cost equipment, furniture and fixtures	8,751	74,244
Vehicles	6,752	158,452
	15,503	232,696
Less accumulated depreciation	(5,141)	(149,392)
	10,362	83,304
Total Assets	$6,223,378	$9,983,559

See notes to the consolidated condensed financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS – (continued)

	December 31, 2007	March 31, 2007
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$142,038	$1,835,148
Accounts payable, related party	10,000	797,088
Accrued expenses	343,750	343,750
Accrued interest, related party	—	451,485
Accrued put option liability	2,936,370	—
Total current liabilities	3,432,158	3,427,471
Long-Term Liabilities
Asset retirement obligation	86,674	82,942
Note payable, related parties	—	2,941,983
Accrued put option liability	—	2,727,186
Total liabilities	3,518,832	9,179,582
Shareholders’ Equity
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 125,000,000 shares authorized; 7,592,456 and 6,446,850 shares issued and outstanding, respectively:	7,593	6,447
Additional paid-in capital	46,180,942	43,796,676
Accumulated deficit	(43,483,989)	(42,999,146)
Total shareholders’ equity	2,704,546	803,977
Total Liabilities and Shareholders’ Equity	$6,223,378	$9,983,559

See notes to the consolidated condensed financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME – (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Operating Revenues
Oil and gas sales	$24,311	$253,904	$26,266	$909,995
Total Operating Revenues	24,311	253,904	26,266	909,995
Operating Costs and Expenses
Production and operating	21,672	406,736	82,351	1,040,920
Depreciation and depletion	338	156,621	1,014	503,293
Accretion of asset retirement obligation	1,244	—	3,732	—
General and administrative	1,636,778	172,557	1,998,113	1,080,449
Bad debt expense	41,406	—	243,814	—
Put option expense	69,728	—	209,184	—
Total Operating Costs and Expenses	1,771,166	735,914	2,538,208	2,624,662
Loss from Operations	(1,746,855)	(482,010)	(2,511,942)	(1,714,667)
Other Income (Expense)
Gain on forgiveness of debt	—	—	1,780,710	—
Gain on sale of investments	—	—	303,155	—
Gain on sale of property and equipment	5,000	—	13,351	—
Interest expense	(2,221)	(145,140)	(70,117)	(295,747)
Income (loss) before income tax	(1,744,076)	(627,150)	(484,843)	(2,010,414)
Income Tax Benefit	—	—	—	—
Net Income (Loss)	$(1,744,076)	$(627,150)	$(484,843)	$(2,010,414)
Income (loss) per share (basic)	$(0.26)	$(0.10)	$(0.07)	$(0.32)
Weighted average number of shares (basic)	6,778,886	6,446,850	6,557,931	6,446,850

See notes to the consolidated condensed financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (Unaudited)

	Nine Months Ended December 31,
	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$(484,843)	$(2,010,414)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and depletion	1,014	503,293
Accretion of asset retirement obligation	3,732	—
Gain on sale of investments	(303,155)	—
Gain on forgiveness of debt	(1,780,710)	—
Gain on sale of property and equipment	(13,351)	—
Realization of stock options and warrants issued	1,519,242	341,601
Put option expense	209,184	—
Changes in assets and liabilities:
Accounts receivable	355,614	(49,659)
Inventory	(5,784)	(14,659)
Other current assets	22,193	39,467
Deferred tax	—	—
Accounts payable and accrued expenses	(875,568)	1,768,769
Net cash (used in) provided by operating activities	(1,352,432)	578,762
Cash Flows from Investing Activities
Additions to oil and gas properties	—	(5,732,183)
Additions to equipment	(8,751)	(141,059)
Net cash used in investing activities	(8,751)	(5,873,242)
Cash Flows from Financing Activities
Proceeds from borrowings, related party	153,218	5,389,502
Issuance of common stock	504,360	—
Payments on note payable, related party	(331,989)	—
Net cash provided by financing activities	325,589	5,389,502
(Decrease) increase in cash and cash equivalents	(1,035,594)	95,002
Cash at beginning of period	1,671,672	76,366
Cash at end of period	$229,260	$171,388
Non-Cash Investing and Financing Activities
Investment applied to note payable and accrued interest-related party	2,130,155	—
Proceeds from sale of equipment applied to accounts payable-related party	94,030	—
Conversion of accounts payable to equity	361,464	—

See notes to the consolidated condensed financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Nine Months Ended December 31, 2007 – (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance March 31, 2007	$6,446,850	$6,447	$43,796,676	$(42,999,146)	$803,977
Stock options for services	—	—	314,367	—	314,367
Issuance of common stock for conversion of debt	473,606	474	361,464	—	361,938
Issuance of common stock for cash	672,000	672	503,560	—	504,232
Warrants issued for service	—	—	1,204,875	—	1,204,875
Net loss	—	—	—	(484,843)
Balance December 31, 2007	$7,592,456	$7,593	$46,180,942	$(43,483,989)	$2,704,546

See notes to the consolidated condensed financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 1 — Basis of Presentation

The accompanying unaudited consolidated condensed financial statements of United Heritage Corporation, a Utah corporation (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated condensed financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended December 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2008. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2007.

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and has a working capital deficit which raises substantial doubt as to its ability to continue as a going concern. The Company had a net loss of $484,843 for the nine months ended December 31, 2007 and a net loss of $11,435,134 for the fiscal year ended March 31, 2007 and, as of the same periods, the Company had an accumulated deficit of $43,483,989 and $42,999,146, respectively. During the quarter ended December 31, 2007, the Company raised gross proceeds of approximately $504,000 in cash in additional equity financings, and approximately $362,000 in debt conversion of debt to equity, however, there can be no assurance that the Company will be able to continue to obtain the financing it needs to develop its properties and alleviate doubt as to the Company’s ability to continue as a going concern.

Note 2 — New Accounting Standards

Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. FAS 19-1, Accounting for Suspended Well Costs, amends Statement of Financial Accounting Standards (“SFAS”) Statement No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, to provide revised guidance concerning the criteria for continued capitalization of exploratory costs when wells have found reserves that cannot yet be classified as proved. FSP FAS No. 19-1 provides circumstances that would permit the continued capitalization of exploratory well costs beyond one year, other than when additional exploration wells are necessary to justify major capital expenditures and those wells are under way or firmly planned for the near future. Generally, the statement allows exploratory well costs to continue to be capitalized when the well has found a sufficient quantity of reserves to justify its completion as a producing well and the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project. The Company utilizes the full cost method to account for its oil and gas properties. As a result, the impact of FSP FAS No. 19-1 is expected to be minimal.

Effective April 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after April 1, 2006 are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of April 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon the Company’s adoption of SFAS No. 123(R).

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 2 — New Accounting Standards  – (continued)

Prior to adopting SFAS No. 123(R), the Company accounted for its employee stock options using the intrinsic-value based method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. This method required compensation expense to be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

In June 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109. This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of the uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of these uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 on April 1, 2007 did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows due to the significant net operating loss carryforwards of the Company.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which establishes an approach requiring the quantification of financial statement errors based on the effect of the error on each of the Company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the “iron curtain” and “roll-over” methods. The roll-over method focuses primarily on the impact of a misstatement on the income statement, including the reversing effect of prior year misstatements; however, its use can lead to the accumulation of misstatements in the balance sheet. The iron curtain method focuses primarily on the effect of correcting the period end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. The Company applied the provisions of SAB No. 108 in connection with the preparation of the Company’s annual financial statements for the year ending March 31, 2007. The use of the dual approach did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which addresses how companies should measure fair value when companies are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles (“GAAP”). As a result of SFAS No. 157, there is now a common definition of fair value to be used throughout GAAP. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Although the disclosure requirements may be expanded where certain assets or liabilities are fair valued such as those related to stock compensation expense and hedging activities, the Company does not expect the adoption of SFAS No. 157 to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which provides entities with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact that SFAS No. 159 will have on its consolidated financial statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 3 — Securities

At March 31, 2007, securities consisted of the following:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized (Loss)	Estimated Fair Value
Restricted Common Stock	$1,827,000			$1,827,000
Total	$1,827,000			$1,827,000

These securities were restricted shares of Cano Petroleum, Inc. common stock with an estimated fair value that approximated cost. On June 6, 2007 these securities were exchanged for forgiveness of the balance of principal and interest due to Lothian Oil Inc. for the Cato Unit Loan, as more fully described in Note 7. A gain of $303,155 was recognized upon the transfer to Lothian Oil Inc.

Note 4 — Inventory

Inventory consists of oil in tanks of $37,201 and $31,417 at December 31, 2007 and March 31, 2007, respectively.

Note 5 — Oil and Gas Properties

Capitalized costs related to oil and gas producing activities and related accumulated depletion, depreciation and amortization are as follows:

	December 31, 2007	March 31, 2007
Capitalized costs of oil and gas properties:
Proved	$—	$—
Unproved	5,914,783	5,864,587
	5,914,783	5,864,587
Less accumulated depletion, depreciation, and amortization	—	—
	$5,914,783	$5,864,587

Note 6 — Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable consist principally of oil and gas purchasers. The majority of the accounts receivable balance relates to the post-closing adjustments from the sale of the Company’s New Mexico properties. No allowance for doubtful accounts has been provided because management has determined the recorded amounts were fully collectible.

Note 7 — Note Payable to Related Party

Loans from Lothian Oil Inc.

The Company had a $4,000,000 loan agreement with Lothian Oil Inc. (“Lothian”), previously its majority shareholder (the “Cato Unit Loan”). The Cato Unit Loan was subsequently increased to $8,000,000 during the year ended March 31, 2007. Advances to the Company under this agreement were $2,182,843 as of March 31, 2007. The agreement, dated October 7, 2005, provided for draws as needed for the development of the Cato San Andres Unit in New Mexico. The note bore interest at 1% over the Citibank prime rate (8.25% at March 31, 2007) and was secured by a deed of trust and assignment of production, among other provisions. Loan advances were repayable monthly from 70% of the oil and gas proceeds produced by the Cato San Andres Unit. The note was due and payable on October 7, 2015 and was subordinated to the Sterling Bank agreement discussed below. The loan was reduced by $4,397,760 from the proceeds of the sale of the Cato San Andres Unit and the Tom Tom and Tomahawk Field on March 30, 2007. After the sale of

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 7 — Note Payable to Related Party  – (continued)

these properties, the Cato Unit Loan was then secured by 404,204 shares of restricted Cano Petroleum, Inc. (“Cano Petroleum”) common stock. Effective June 6, 2007, Lothian accepted the restricted Cano Petroleum common stock as full payment of the loan and accrued interest which resulted in a gain of $303,155 on the extinguishment of the debt.

The Company also had an additional $2,500,000 loan agreement with Lothian (the “Wardlaw Loan”). Advances to the Company under this agreement were $0 and $759,140 as of December 31, 2007 and March 31, 2007, respectively. The agreement, dated as of March 31, 2006, provided for draws as needed for the development of the Wardlaw field in Texas (the “Wardlaw Field”). The note bore interest at 1% over the Citibank prime rate (8.25% at March 31, 2007) and was secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Wardlaw Field. The note was due and payable on March 31, 2016. On July 31, 2007 the Company entered into an agreement with its largest shareholder, Lothian. Pursuant to the terms of this agreement, Lothian forgave $1,800,000 that it asserted the Company owed to it, which amount included $753,296 in principal and $71,254 in accrued interest associated with the Wardlaw Loan. In exchange for the debt forgiveness, the Company agreed to deliver to Lothian any funds in excess of $100,000 that it received from Cano Petroleum in connection with the sale of the assets of UHC New Mexico Corporation. The Company does not anticipate that it will receive any funds in excess of $100,000 from Cano Petroleum in connection with that sale.

Note 8 — Net Loss Per Common Share

Basic earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods ended December 31, 2007 and December 31, 2006. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive. All outstanding options and warrants are priced above the closing price of the Company’s common stock at December 31, 2007, and likewise are not included in potential common shares outstanding.

Note 9 — Income Taxes

As of March 31, 2007, the Company had net operating loss carryovers of approximately $15,300,000 available to offset future income for income tax reporting purposes, which will ultimately expire in 2026, if not previously utilized.

Note 10 — Estimates

The preparation of condensed consolidated financial statements as of the period ended December 31, 2007 in conformity with United States GAAP require management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. For example, estimates of oil and gas reserves, asset retirement obligations and impairment on unproved properties held by the Company are particularly sensitive, and actual results could differ materially from any estimates contained in the Company’s condensed consolidated financial statements.

Note 11 — Stock Options

Directors of the Company adopted the 1998 Stock Option Plan effective July 1, 1998 (the “1998 Plan”). The 1998 Plan and its subsequent amendment set aside 66,667 shares of authorized but unissued common stock for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. As a result of a grant in

January 2006 to the Company’s then chief executive officer, discussed in more detail below, options to purchase 66,667 shares are outstanding under this plan.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 11 — Stock Options  – (continued)

The 2000 Stock Option Plan of United Heritage Corporation was effective on June 5, 2000 and included 1,666,667 shares of authorized but unissued common stock (the “2000 Plan”). Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries. Options granted under the 2000 Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. On December 31, 2007, there were 19 awards outstanding under the 2000 Plan for the right to purchase a total of 1,658,333 shares.

On May 30, 2003 the Company granted 1,051,667 options under the 2000 Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $1.50 per share. During the fiscal year ended March 31, 2006, the Company granted an option for 40,000 shares to a member of the Board of Directors for and in consideration of services provided to the Company. The option was issued at $2.91 per share for a term of five years with vesting over a three-year period.

On May 24, 2005, the Company granted options to certain members of the Board of Directors for and in consideration of services provided to the Company, as shown in the table below. The options were issued at $1.50 for a term of three years.

On January 3, 2006, the Company granted options to purchase 500,000 shares to the Company’s then chief executive officer for and in consideration of services provided to the Company. The options were issued at $1.05 per share for a term of three years with one-third of the options being exercisable immediately and one-third exercisable in each of the following two years. The fair value of each option was determined to be $2.50. All of the options vested on the date that the chief executive officer separated from service.

There were no options granted during the three or nine months ended December 31, 2007.

The following table summarizes pertinent information with regard to the 1998 Plan and 2000 Plan for the nine months ended December 31, 2007:

	Option and Rights	Weighted Average Exercise Price
Outstanding at beginning of year, April 1, 2007	1,725,000	$3.40
Granted
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2007	1,725,000	$1.40
Exercisable at December 31, 2007	1,725,000	$1.40

The weighted average contractual life of options outstanding at December 31, 2007 was 3.33 years. The weighted average contractual life of exercisable options was $3.33 at December 31, 2007.

The following is a summary of the Company’s nonvested options for 2007:

Nonvested, at April 1, 2007	180,000
Granted	—
Vested	180,000
Forfeited	—
Nonvested, at December 31, 2007	—

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 11 — Stock Options  – (continued)

During the third quarter the remaining unvested options vested upon the option holder’s separation from service in October 2007. The weighted average grant date fair value of options that vested during the nine months ended December 31, 2007 was $1.19. The weighted average grant date fair value of unvested options outstanding at April 1, 2006 was $2.44.

The option agreements related to the options with $1.50 and $2.91 exercise prices were modified to extend the expiration date to March 31, 2009, add a put feature where the option holder can put the option back to the Company for the difference between $4.00 per share and the purchase price between April 1, 2008 and April 10, 2008 and add a call feature whereby the Company can call the option for the difference between $7.50 and the purchase price. Since the put feature does not subject the holder to the normal risks of share ownership, the options are classified as liability awards and recorded at fair value. A liability of $2,936,370 is recorded at December 31, 2007 and corresponding expense of $69,728 and $209,184 has been recorded for the three and nine months ended December 31, 2007, respectively.

Note 12 — Stock Warrants

The Company entered into a stock warrant agreement effective January 12, 2004. Pursuant to the agreement, the Company issued warrants to purchase 500,000 shares of common stock in connection with a private placement. Warrants issued under the agreement have a term of 10 years.

The Company entered into stock warrant agreements effective April 2004 in connection with the issuance of convertible promissory notes. Pursuant to the agreement, the Company issued warrants to purchase 1,766,667 shares of common stock. Warrants issued under the agreement have a term of 10 years.

On December 19, 2005, the Company’s shareholders approved the issuance of warrants to purchase 2,906,666 shares of common stock to Lothian. The warrants are exercisable upon issuance and have a term of five years and were issued as follows:

(1)	Warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share;
(2)	Warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share;
(3)	Warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

Half of the 1,766,667 warrants issued during the fiscal year ended March 31, 2005 are exercisable at $2.25 and $3.00, respectively, and have a remaining contractual life of 2 years. The warrants issued in the fiscal year ended March 31, 2006 include those issued to Lothian Oil Inc. and warrants for the purchase of 50,234 shares of common stock with an exercise price of $1.50 per share issued for legal services rendered to the Company.

The common stock and warrants owned by Lothian were transferred to Walter G. Mize (“Mize”) on July 31, 2007 and, thereafter, from Mize to Blackwood Ventures LLC (“Blackwood”) on September 26, 2007, as more fully described in Note 17.

During the quarter ended December 31, 2007, there were 10,306,325 warrants issued, as more fully described in Notes 15 and 16.

United Heritage Corporation Warrants Issuance Quarter Ended 12/31/07

Issuance Date	Warrant Holder	Warrants	Exercise Price
11/28/2007	DK True Energy Development Ltd. & RTP Secure Energy Corp.	9,000,000	$1.05
11/28/2007	Private Placement	1,306,325	$1.40
	Total	10,306,325

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 12 — Stock Warrants  – (continued)

The following schedule summarizes pertinent information with regard to the stock warrants for the nine months ended December 31, 2007:

	Shares Outstanding	Weighted Average Exercise Price
Outstanding at beginning of year, April 1, 2007	5,085,334	$3.08
Granted	10,306,325	1.09
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2007	15,391,659	$1.75
Exercisable	5,085,334	$3.08

An expense of $1,204,875, related to the compensatory warrants issued to DK True Energy Development Ltd. and RTP Secure Energy Corp., was recorded in the three and nine months ended December 31, 2007. An additional compensation expense of approximately $8.2 million will be recorded over the vesting term of such warrants.

In addition, the Company, as part of an independent consulting services agreement, has agreed to issue a warrant to purchase up to 1,600,000 shares of common stock to Applewood Energy Inc., and a warrant to purchase up to 1,000,000 shares of common stock to GWB Petroleum Consultants, Ltd., as more fully described in Note 16 — Consulting Agreements. The Company has also agreed to issue a warrant to purchase up to 1,500,000 shares of common stock to Joseph Langston, and a warrant to purchase up to 1,500,000 shares of common stock to Blackwood Capital Limited, as more fully described in Note 18 — Subsequent Events — Consultants. Each of the above-referenced warrants will be issued upon receipt of shareholder approval in accordance with applicable federal securities laws and in compliance with Nasdaq Marketplace Rule 4350 (“Rule 4350”).

Note 13 — Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $0.0001 par value per share and allow the Board of Directors, without shareholder approval and by resolution, to designate the preferences and rights of the preferred stock. On February 22, 2006, the Company’s Board of Directors unanimously adopted and approved a “Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation” and a “Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation”.

The Certificates of Designation created 133,334 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. The Certificates of Designation were filed with the Secretary of State of the State of Utah on May 17, 2006, however, no preferred shares have been issued as of December 31, 2007.

Note 14 — Supplemental Disclosures of Cash Flows Information

	Nine Months Ended December 31,
	2007	2006
Cash paid during the three months for:
Interest	$—	$26,698
Taxes	$—	$—

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 15 — Issuance of Common Stock

On November 28, 2007 the Company completed the sale and issuance of units having a total gross value of $600,000 in a private placement to accredited investors (the “November Offering”). Each unit was comprised of (i) 32,000 shares of the Company’s common stock, par value $0.001 per share, and (ii) a 5 year callable warrant to purchase up to 52,253 shares of the Company’s common stock, subject to certain vesting requirements, at an exercise price of $1.40 per share. The warrants may not be exercised until the Company obtains shareholder approval of their issuance. The Company sold and issued a total of 21 units at a price of $24,000 per unit, for net cash proceeds of approximately $504,000. The Company also converted debt in the amount of $96,000 owed to Blackwood, its largest shareholder, into 4 units. The per share price of the common stock included in the units was less than the per share book or market value of the Company’s common stock on the date of sale. No underwriting discounts or commissions were paid in connection with the November Offering. The Company is obligated to register the shares underlying the warrants, subject to compliance with Rule 415 promulgated under the Securities Act of 1933, as amended.

Note 16 — Consulting Agreements

On November 28, 2007 the Company entered into a 12 month consulting agreement (the “Consulting Agreement”) with DK True Energy Development Ltd., a member of Blackwood, the Company’s largest shareholder, and RTP Secure Energy Corp. (together, the “Consultants”). In accordance with the terms of the Consulting Agreement, the Consultants are to provide the Company with, among other things, reservoir analysis, and geological and engineering expertise, as required and reasonably requested by the Company from time to time, as well as to assist the Company with respect to: (i) reviewing technical data and providing advice regarding the development of the Wardlaw Field; (ii) identifying and introducing the Company to management candidates, including prospective members of the board of directors and officers; (iii) interacting with the Company’s potential investors; and (iv) assisting and advising the Company with respect to developing a pilot program and a full development plan for the full production of the Wardlaw Field.

In lieu of cash compensation, the Consultants will receive 5-year warrants to purchase up to a total of 9,000,000 shares of common stock, at an exercise price of $1.05 per share, exercisable after December 31, 2007 and only on a cashless basis (such that fewer than 9,000,000 shares will be issued). The Consultants’ warrants are subject to shareholder approval in accordance with applicable federal securities laws and in compliance Rule 4350. The Company’s majority shareholder, Blackwood, has executed a voting agreement to approve the Consultants’ warrants. The Consultants’ warrants will vest, in the aggregate, as follows: (i) 1,147,500 warrant shares will vest upon effective shareholder approval; (ii) 2,452,500 warrant shares will vest upon the Company’s announcement that it is moving forward with a development program based on the results of the pilot program of the Wardlaw Field; and (iii) 5,400,000 warrant shares will vest at the rate of 675,000 shares for each increase of an average of 250 barrels of oil per day produced by the Company in any calendar month following the warrant issue date. Notwithstanding the foregoing, the Consultants’ warrants will vest entirely upon a change of control transaction, including an agreement for the sale or disposition of more than 50% of the Company’s interest in the Wardlaw Field. The Company is obligated to use its best efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 180 days providing for the resale of an aggregate of 6,500,000 of the Consultants’ warrant shares, subject to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Officers and Directors

On November 28, 2007, the Company entered into a consulting agreement with Applewood Energy, Inc., (“Applewood”), effective as of November 1, 2007 (the “Applewood Agreement”), pursuant to which Applewood agreed to provide the Company, for a period of two years from the effective date, the services of Mr. Paul D. Watson (“Watson”), as Chief Operating Officer and a member of board of directors.

As compensation for the services to be rendered under the terms of the Applewood Agreement, the Company agreed to issue Applewood shares of common stock having a value of $60,000 and pay cash compensation of $5,000 per month. Upon completion of the first and second years of the Applewood Agreement,

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 16 — Consulting Agreements  – (continued)

the Company will pay Applewood a bonus, in shares of common stock, equal to the amount of Applewood’s annual compensation. Upon the achievement of certain milestones, Applewood will be entitled receive warrants to purchase shares of the Company’s common stock as follows: (i) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share vesting upon completion of a successful pilot; (ii) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share when the Company’s 30 day average production reaches 1,000 barrels of oil equivalent per day (“BOE/D”); (iii) the right to purchase 400,000 shares of common stock at an exercise price of $2.50 per share vesting when the Company’s 30 day average production reaches 2,000 BOE/D; and (iv) the right to purchase 400,000 shares of common stock having an exercise price of $3.00 per shares when the Company’s 30 day average production reaches 3,000 BOE/D. Before the Company can issue the shares of common stock for the bonus and the warrants, it must seek approval from its shareholders pursuant to Rule 4350.

In the event of a business combination or change of control, as they are defined in the Applewood Agreement, all unvested warrants issued to Applewood will immediately vest and Applewood will have the right to receive, upon exercise of its warrants and payment of the exercise price, subject in all cases to completion of a successful pilot, the kind and amount of shares of capital stock or other securities or property which it would have been entitled to receive upon or as a result of such combination or change of control had the warrants been exercised immediately prior to such event. In the event of a business combination or change of control which results in the termination of the Applewood Agreement, Applewood will receive a 12 month severance package payable upon the effective date of the transaction and only as to the cash portion of Applewood’s annual compensation.

On November 28, 2007, the Company entered into a consulting agreement with GWB Petroleum Consultants Ltd. (“GWB”), effective as of November 1, 2007 (the “GWB Agreement”), pursuant to which GWB agreed to provide the Company, for a period of two years from the effective date, the services of Mr. Geoffrey W. Beatson (“Beatson”) as Vice President of Engineering and Production.

As compensation for the services to be rendered under the terms of the GWB Agreement, the Company agreed to pay GWB $550 per day until January 1, 2008, and thereafter $12,000 per month. Upon completion of the first and second years of the GWB Agreement, the Company will pay GWB a bonus, in shares of its common stock, equal to the amount of GWB’s annual cash compensation. Upon the achievement of certain milestones, GWB will also receive warrants to purchase shares of the Company’s common stock as follows: (i) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share vesting upon completion of a successful pilot; (ii) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share when the Company’s 30 day average production reaches 1,000 BOE/D; (iii) the right to purchase 250,000 shares of common stock at an exercise price of $2.50 per share vesting when the Company’s 30 day average production reaches 2,000 BOE/D; and (iv) the right to purchase 250,000 shares of common stock having an exercise price of $3.00 per shares when the Company’s 30 day average production reaches 3,000 BOE/D.

In the event of a business combination or change of control, as they are defined in the GWB Agreement, all unvested warrants issued to GWB will immediately vest and GWB will have the right to receive, upon exercise of its warrants and payment of the exercise price, subject in all cases to completion of a successful pilot, the kind and amount of shares of capital stock or other securities or property which it would have been entitled to receive upon or as a result of such combination or change of control had the warrants been exercised immediately prior to such event. In the event of a business combination or change of control which results in the termination of the GWB Agreement, GWB shall receive a 12 month severance package payable upon the effective date of the transaction and only as to the cash portion of GWB’s annual compensation.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 17 — Control Corporation

On September 26, 2007, Walter G. Mize, formerly the Company’s largest shareholder, entered into a Restated Stock Sale Agreement, which was effective as of September 18, 2007, with Blackwood, pursuant to which Blackwood purchased from Mize (i) 3,759,999 shares of common stock, (ii) a warrant for the purchase of 953,333 shares of common stock at an exercise price of $3.15 per share, (iii) a warrant for the purchase of 1,000,000 shares of common stock at an exercise price of $3.36 per share, and (iv) a warrant for the purchase of 953,333 shares of our common stock at an exercise price of $3.75 per share. The aggregate purchase price for the securities was $5,017,000. As a result of this transaction, Blackwood now owns approximately 58.3% of the Company’s voting securities. Blackwood purchased the securities by transferring to Mize $375,000 in cash and two promissory notes, one in the face amount of $3,767,000 and the second in the face amount of $875,000. The funds transferred to Mize from Blackwood to purchase the securities were Blackwood’s personal funds.

On November 27, 2007, as part of the November Offering, the Company converted $96,000 of debt owed to Blackwood into 4 units of its securities, comprised of an aggregate of 128,000 shares of common stock and five year warrants to purchase up to an additional 209,012 shares of common stock, subject to certain vesting requirements, at an exercise price of $1.40 per share, as more fully described in Note 15.

On December 19, 2007, the Company entered into an agreement to convert debt with Blackwood (the “Agreement to Convert Debt”), pursuant to which Blackwood agreed to accept (i) 48,750 shares of common stock, representing a price of $0.80 per share, and (ii) a seven year warrant to purchase 36,563 shares of common stock at an exercise price of $1.40 per share, in consideration of the cancellation of $39,000 of debt incurred by the Company in connection with Blackwood’s prior discharge of certain of its accounts payable.

As a result of these transactions Blackwood beneficially owns 6,794,665 shares of the Company’s common stock, or approximately 66.9%, exclusive of the shares issuable as part of the November Offering and the Agreement to Convert Debt which are subject to shareholder approval at the Company’s annual meeting (the “Annual Meeting”).

Note 18 — Subsequent Events

Officers and Directors

On January 14, 2008, Mr. Watson relinquished his appointment as the Company’s Chief Operating Officer and was appointed Chief Executive Officer and chairman of the board of directors. As such the Company intends to amend the Applewood Agreement to reflect this change. The Applewood Agreement will remain otherwise unmodified.

On January 15, 2008, Joseph Langston resigned as the Company’s interim Chairman of the board of directors and interim Chief Executive Officer and Paul D. Watson as appointed Chairman of the board of directors and Chief Executive Officer in his place. On the same date, Mr. Langston was appointed as the Company’s President, Chief Financial Officer and Secretary.

In connection with the Company’s appointment of Mr. Langston as President, Chief Financial Officer and Secretary the Company agreed to enter into a definitive employment agreement with Mr. Langston, the material terms of which will include: (i) an annual salary in the amount of $60,000 (the “Annual Salary”), payable, at the option of the Company, in cash or shares of the Company’s common stock, (ii) a signing bonus of 80,000 shares of the Company’s common stock (the “Signing Bonus Shares”), (iii) reimbursement for any out-of-pocket expenses incurred in connection with the execution of Mr. Langston’s duties as an executive officer, (iv) an annual renewal bonus equal to 100% of the Annual Salary payable in common stock at the prevailing market price, and (v) a warrant to purchase: (a) 300,000 shares of common stock at a purchase price per share of $1.50 vesting upon completion of a successful financing in which the Company raises in excess of $1 million, (b) 300,000 shares of common stock at a purchase price per share of $2.00 vesting upon completion of a successful pilot for development of the Company’s Wardlaw Field, (c) 300,000 shares of common stock at a purchase price per share of $2.00 vesting when the Company’s 30-day average production

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 18 — Subsequent Events  – (continued)

reaches 1,000 barrels of oil equivalent per day (“BOE/D”), (d) 300,000 shares of common stock at a purchase price per share of $2.50 vesting when the Company’s 30-day average production reaches 2,000 BOE/D, and (e) 300,000 shares of common stock at a purchase price per share of $3.00 vesting when the Company’s 30 day average production reaches 3,000 BOE/D. The Signing Bonus Shares will not be accrued and issued until approved by the shareholders at the Annual Meeting.

Consultants

On January 15, 2008, the Company entered into a one-year consulting agreement with Blackwood Capital Limited (“BCL”), an entity which controls Blackwood, the Company’s majority shareholder (the “BCL Agreement”), pursuant to which the Company agreed to issue to BCL, for financial advisory services which have been rendered since September 1, 2007 and as an inducement to provide further services, a four-year warrant to purchase 1,500,000 shares of the Company’s common stock at a price of $1.05 per share (the “BCL Warrant”). In addition to the BCL Warrant, the Company agreed to pay BCL a monthly consulting fee of $15,000, to be calculated and paid from September 1, 2007 through the end of the term of the BCL Agreement. The BCL Warrant is subject to approval by the Company’s shareholders, as required by Rule 4350. As of December 31, 2007, there was no money owed to BCL under to the terms of the BCL Agreement.

Private Placements

On January 16, 2008, the Company entered into a six-month exclusive agreement with Chadbourn Securities (“Chadbourn”), pursuant to which Chadbourn agreed to act as the Company’s placement agent in connection with a private placement of the Company’s securities (the “Chadbourn Agreement”). According to the Chadbourn Agreement, the Company will pay Chadbourn a monthly fee of $15,000, which Chadbourn may elect to receive in the Company’s common stock valued at the average volume weighted average price for the five trading days preceding the end of the applicable month of service. In addition, if the Company places any equity or equity-linked securities during the term of the Chadbourn Agreement, other than the securities issued pursuant to the 500K Private Placement (as hereinafter defined), the Company will pay Chadbourn 8% of the gross proceeds up to $5,000,000 and 4% of the gross proceeds in excess of $5,000,000, along with warrants to purchase 8% of the number of shares of common stock actually issued in the private placement (or 8% of the number of shares of common stock into which any preferred stock or convertible debentures so issued are initially convertible). If the Company places non-convertible subordinated debt during the term of the Chadbourn Agreement, the Company will pay Chadbourn 8% of the amount funded to the Company, and if the Company issues equity interests along with such subordinated debt, Chadbourn will also receive 8% of the equity securities issued to the lenders. If the Company places non-convertible senior debt during the term of the Chadbourn Agreement, the Company will pay Chadbourn 2% of the amount funded to the Company, and if the Company issues equity interests along with such senior debt, Chadbourn will also receive 8% of the securities issued to the lenders. Subject to approval by the Company’s shareholders, as required by Rule 4350, at the Annual Meeting.

On or about January 17, 2008, the Company accepted binding subscriptions for the purchase and sale to accredited investors of $500,000 of the Company’s common stock at a price of $0.75 per share (the “$500K Private Placement”), including subscriptions for $50,000 each from the Langston Family Limited Partnership and Applewood Energy, Inc., entities controlled by the Company’s Chief Executive Officer and Chairman of its board of directors, Paul D. Watson, and the Company’s President, Chief Financial Officer and Secretary, Joseph F. Langston, Jr., respectively. The $500K Private Placement is subject to approval by the Company’s shareholders, as required by Rule 4350, inasmuch as the $500K Private Placement may be aggregated with certain private placement consummated by the Company in November 2007.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 18 — Subsequent Events  – (continued)

Listing Requirements

On July 19, 2007 the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that it did not comply with Marketplace Rule 4310(c)(3) requiring it to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years (“Rule 4310(c)(3)”). The Company had until August 3, 2007 to provide Nasdaq with a specific plan to achieve and sustain compliance with Rule 4310(c)(3). The Company submitted a plan on August 2, 2007 and Nasdaq extended its time for compliance until the filing of its next periodic report. On November 14, 2007 the Company filed a quarterly report on Form 10-QSB for the quarter ended September 30, 2007, indicating that it was not in compliance with Rule 4310(c)(3).

On November 30, 2007 the Company received a letter from Nasdaq noting its failure to regain compliance and indicating that trading of its common stock would be suspended at the opening of business on December 11, 2007 unless it appeal the determination. The Company appealed the determination to the Nasdaq Listing Qualifications Panel (the “Panel”) and a hearing was held on January 17, 2008, the outcome of which is currently pending.

On January 31, 2008 the Company received a letter from Nasdaq indicating that, for a period of 30 consecutive business days, the bid price of its common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that the Company has until July 29, 2008 to regain compliance.

Debt Conversions

On January 15, 2008, the Company entered into an agreement to convert an $833,335 option put right held by Mize into 1,111,113 shares of the Company’s common stock and a three-year warrant to purchase 555,556 shares of the Company’s common stock at an exercise price of $1.50 per share. Mize’s obligation to convert his put right into securities of the Company is conditioned on the Company obtaining a favorable decision by the Panel as to the continued listing of the Company’s common stock on the Nasdaq Capital Market. If the Company receives an unfavorable decision as to its continued listing on the Nasdaq Capital Market, Mize will have the right, but not the obligation, to convert his put right on the same terms described above for a period of 90 days from receiving notice of such unfavorable decision. The option put right conversion agreement with Mize is subject to approval by the Company’s shareholders, as required by Rule 4350.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
United Heritage Corporation

We have audited the accompanying consolidated balance sheets of United Heritage Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Heritage Corporation and subsidiaries as of March 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company sold all of its proved reserves in 2006 and currently does not have significant revenue producing assets. In addition, the Company has limited capital resources and it’s majority shareholder who was financing the Company’s development filed for bankruptcy subsequent to March 31, 2007, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, in 2007 the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share Based Payment.”

/s/ Weaver and Tidwell, L.L.P.
Fort Worth, Texas
July 16, 2007

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
March 31, 2007 and 2006

	2007	2006
ASSETS
Current Assets
Cash	$1,671,672	$76,366
Accounts receivable	5,602	60,269
Accounts receivable – other	465,068	—
Inventory	31,417	48,626
Prepaid expenses	34,909	47,530
Total current assets	2,208,668	232,791
Investment in Cano Petroleum common stock, at fair value (restricted)	1,827,000	—
Oil and Gas Properties, accounted for using the full cost method, net of accumulated depletion and depreciation of $0 for 2007 and $2,048,818 for 2006
Proved	—	9,353,037
Unproved	5,864,587	5,864,587
	5,864,587	15,217,624
Property and Equipment, at cost
Equipment, furniture and fixtures	74,244	74,244
Vehicles	158,452	57,603
	232,696	131,847
Less accumulated depreciation	149,392	120,657
	83,304	11,190
Total Assets	$9,983,559	$15,461,605

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
March 31, 2007 and 2006

	2007	2006
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,835,148	$1,248,763
Accounts payable, related party	797,088	405,000
Accrued expenses	343,750	344,684
Accrued interest, related party	451,485	—
Total current liabilities	3,427,471	1,998,447
Long-Term Liabilities
Asset retirement obligation	82,942	266,512
Note payable, related parties	2,941,983	1,413,003
Accrued put option liability	2,727,186	—
Deferred tax liability	—	—
Total liabilities	9,179,582	3,677,962
Shareholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 125,000,000 shares authorized, 6,446,758 issued and outstanding	6,447	6,447
Additional paid-in capital	43,796,676	43,341,208
Accumulated deficit	(42,999,146)	(31,564,012)
Total shareholders' equity	803,977	11,783,643
Total Liabilities and Shareholders' Equity	$9,983,559	$15,461,605

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended March 31, 2007 and 2006

	2007	2006
Operating Revenues
Processed meat products	$—	$8,694
Oil and gas sales	1,014,734	592,991
Total operating revenues	1,014,734	601,685
Operating Costs and Expenses
Processed meat products	—	15,996
Production and operating	1,320,401	259,290
Depreciation and depletion	490,507	1,027,155
Accretion of asset retirement obligation	12,402	16,532
General and administrative	1,317,456	1,339,920
Put option expense	2,727,186	—
Ceiling test impairment of oil & gas properties	—	23,199,110
Total operating costs and expenses	5,867,952	25,858,003
Loss from operations	(4,853,218)	(25,256,318)
Other Income (Expense)
Gain on forgiveness of debt	—	116,457
Loss on notes receivable	—	(87,500)
Loss on sale of oil and gas assets	(6,125,233)	—
Interest expense	(456,683)	(221,445)
Miscellaneous income	—	27,486
Income (loss) before income tax	(11,435,134)	(25,421,320)
Income Tax (Expense) Benefit	—	8,049,925
Net income (loss)	$(11,435,134)	$(17,371,395)
Income (loss) per share:
Basic and diluted	$(1.77)	$(2.98)
Weighted average number of shares outstanding Basic and diluted	6,446,758	5,830,188

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Years Ended March 31, 2007 and 2006

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other
	Shares	Amount
Balance, March 31, 2005 (Restated)	5,182,781	$5,183	$39,476,803	$(14,192,617)	$(5,250)
Stock issued for services	33,333	33	105,324	—	—
Issuance of stock to Lothian Oil Inc.	1,093,333	1,093	3,442,907	—	—
Issuance of stock upon exercise of warrants	138,233	138	311,712	—	—
Stock options for services non-employees	—	—	4,462	—	—
Realization of deferred consulting fees	—	—	—	—	5,250
Net loss	—	—	—	(17,371,395)	—
Balance, March 31, 2006	6,446,758	6,447	43,341,208	(31,564,012)	—
Stock options for services of non-employees	—	—	455,468	—	—
Net loss	—	—	—	(11,435,134)	—
Balance, March 31, 2007	6,446,758	$6,447	$43,796,676	$(42,999,146)	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended March 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities:
Net loss	$(11,435,134)	$(17,371,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	490,507	1,027,155
Loss on sale of oil and gas assets	6,125,233	—
Ceiling test impairment of oil and gas properties	—	23,199,110
Realization of stock options issued to non-employees	455,468	4,462
Put option expense	2,727,186	—
Recognition of services performed for stock	—	105,357
Deferred compensation and consulting recognized in current year	—	5,250
Forgiveness of debt	—	(116,457)
Accretion of asset retirement obligation	12,402	16,532
Write off of note receivable	—	87,500
Changes in assets and liabilities:
Accounts receivable	(410,401)	29,998
Inventory	17,209	(22,419)
Prepaid expenses	12,621	77,665
Deferred tax	—	(8,049,925)
Accounts payable and accrued expenses	1,429,024	939,438
Net cash used in operating activities	(575,885)	(67,729)
Cash Flows from Investing Activities:
Proceeds from sale of oil and gas interests	6,613,947	625,000
Additions to oil and gas properties	(5,830,677)	(2,533,815)
Additions to equipment	(141,059)	—
Net cash provided by (used in) investing activities	642,211	(1,908,815)
Cash Flows from Financing Activities:
Proceeds from exercise of stock warrants	—	311,850
Proceeds from issuance of common stock to Lothian	—	3,444,000
Proceeds from borrowings, related parties	6,338,904	1,493,903
Payments on note payable, related party	(4,809,924)	(3,203,994)
Net cash provided by financing activities	1,528,980	2,045,759
Net increase in cash	1,595,306	69,215
Cash, beginning of year	76,366	7,151
Cash, end of year	$1,671,672	$76,366
Supplemental Disclosures of Cash Flows Information:
Cash paid during the year for:
Interest	$—	$712,030
Taxes	$—	$—
Supplemental Schedule of Noncash Investing and Financing Activities:
Common stock issued in exchange for services	$—	$105,357
Acquisition of common stock in sale of oil and gas properties	$1,827,000	$—
Forgiveness of debt	$—	$116,457

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Restatement of Historical Financial Statements

In April 2006, the Company retained independent petroleum engineers to evaluate its properties. Based on this review and internal assessments, the Company concluded that a downward revision of its stated proved reserves, from 36,492,693 Boe to 1,056,317 Boe, should have been reflected in the March 31, 2005 fiscal year and prior periods. The Company concluded that a revision of the historical proved reserve estimates included in the historical supplemental oil and gas producing disclosures was required. Quantities of estimated proved reserves are used in determining depletion and impairment based on the ceiling limitation. The revisions of historical reserve estimates required the restatement of the Company’s financial statements for the fiscal years ending March 31, 2000 to March 31, 2005 and the first three quarters of March 31, 2006.

In addition to the restatements required as a result of the reserve revisions, the Company determined that approximately $76,822 of merger costs and $34,131 of vehicle costs net of accumulated depreciation were inappropriately included in the Company’s proven properties in the March 31, 2005 financial statements and prior years. The Company determined that a revision of the historical financial statements for these reclassifications was required to determine the appropriate depletion and impairment based on the ceiling limitation.

Reserve Restatement

The reserve restatement resulted in the following revisions to our estimated proved reserves as of March 31, 2005:

	March 31, 2005
	As Reported	As Restated
Estimated Proved Reserves (Unaudited)
Oil (Bbls)	35,225,600	567,189
Gas (Mcf)	7,602,559	2,934,765
Oil and Gas (Boe)	36,492,693	1,056,317
Estimated Proved Developed Reserves (Unaudited)
Oil (Bbls)	5,629,000	567,189
Gas (Mcf)	2,538,000	2,934,765
Oil and Gas (Boe)	6,052,000	1,056,317

The cumulative impact of the restatement on the Company’s shareholders’ equity as of March 31, 2005 was a reduction of approximately $1,800,873.

The Company’s historical consolidated statements of operations for the year ended March 31, 2005 and for each of the quarters in that year and the first three quarters of the fiscal year ended March 31, 2006 reflect the effects of the restatement on the calculation of historical depletion. The Company did not amend the Annual Report filed on Form10-KSB for the year ended March 31, 2005 or the Quarterly Reports filed on Form 10-QSB for any periods prior to March 31, 2006. The financial statements and related information contained in those reports should no longer be relied upon. A summary of the effects of the restatement on reported amounts for the year ended March 31, 2005 and the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 is presented below. The information presented represents only those statements of operations, balance sheet and cash flow statement line items affected by the restatement.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Restatement of Historical Financial Statements  – (continued)

	March 31, 2005
	As Reported	As Restated
Balance Sheet:
Prepaid expenses	$48,374	$125,195
Proved oil and gas properties	38,565,819	2,301,263
Accumulated depletion	204,706	1,026,934
Unproved oil and gas properties	834,579	35,215,630
Vehicles	22,045	57,603
Accumulated depreciation	85,637	115,384
Total assets	39,683,457	37,882,584
Accumulated deficit	(12,391,744)	(14,192,617)
Total liabilities and shareholders’ equity	39,683,457	37,882,584

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Statement of Operations:
Depreciation and depletion	$11,734	$64,005	$14,187	$389,435	$21,269	$234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Total operating costs
and expenses	271,475	323,746	418,970	23,993,328	354,531	568,142
Loss from operations	(144,392)	(196,663)	(234,528)	(23,808,886)	(173,095)	(386,706)
Income tax	—	—	—	8,049,925	—	—
Net loss	(219,013)	(271,284)	(304,821)	(15,865,481)	(209,792)	(423,403)
Basic and diluted loss per share	(0.04)	(0.05)	(0.06)	(2.98)	(0.03)	(0.07)

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Statement of Cash Flows:
Net loss	$(219,013)	$(271,284)	$(304,821)	$(15,865,481)	$(209,792)	$(423,403)
Depreciation, depletion and amortization	11,734	64,005	14,187	389,435	21,269	234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Deferred tax	—	—	—	(8,049,925)	—	—

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of United Heritage Corporation (the Company) and its wholly owned subsidiaries, UHC Petroleum Corporation, UHC Petroleum Services Corporation, UHC New Mexico Corporation and National Heritage Sales Corporation.

All intercompany transactions and balances have been eliminated upon consolidation.

Nature of Operations

United Heritage Corporation owns various oil and gas properties located in south Texas. The Company began production of the Texas properties during the year ended March 31, 2000. The Company continues to operate its oil and gas properties.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Revenue

Oil and gas production revenues are recognized at the point of sale. Production not sold at the end of the fiscal year is included as inventory in the accompanying financial statements. Revenue from the sale of meat products was recognized when products were delivered to customers.

Inventory

Inventory consists of oil in tanks, which is valued at the lower of the cost to produce the oil or the current available sales price.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties, which are located in the southwestern United States. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves are capitalized.

All capitalized costs, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects will not be amortized until proved reserves associated with the projects can be determined or until impairment occurs. Oil and gas reserves and production are converted into equivalent units based upon estimated relative energy content.

The Company is currently participating in oil and gas exploitation and development activities. As of March 31, 2007 the following associated property costs have been excluded in computing amortization of the full cost pool, by the year in which such costs were incurred:

	Total	2007	2006	Prior
Acquisition costs	$31,752,741	$0	$26,566	$31,726,175
Exploration costs	0	0	0	0
Development costs	3,918,199	0	428,744	3,489,455
Sale of deep rights	(625,000)	0	(625,000)	0
Unproved impairment	(29,181,353)	0	(29,181,353)	0
	$5,864,587	$0	$(29,351,043)	$35,215,630

The Company will begin to amortize the remaining acquisition costs when the project evaluation is complete. This will be dependent upon the Company finding the necessary financing.

Potential impairment of producing properties and significant unproved properties and other plant and equipment are assessed periodically. If the assessment indicates that the properties are impaired, the amount of the impairment will be added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value using a 10% discount rate (based on prices and costs at the balance sheet date) of future net revenues from proved reserves based on current economic and operating conditions, plus the lower of cost (net of impairments) or fair market value of unproved properties.

As discussed in Note 1, the Company retained outside independent petroleum engineers to evaluate the properties of the Company as of March 31, 2006. Based on this review and internal assessments, the Company concluded that a downward revision for its unproved properties was required. As of March 31, 2006, the Company impaired $29,181,353 of unproved properties and included these costs in the full cost pool subjecting these costs to the ceiling limitation and depletion for the fiscal year ended March 31, 2006. The ceiling test resulted in a write-down during 2006 of $23,199,110. Depreciation and depletion increased

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

approximately $763,414 primarily due to the addition of these unproved properties to the full cost pool. As of March 31, 2007 the Company determined that no impairment of its unproved properties was required.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized. During the year ended March 31, 2007 the Company sold 100% of its proved reserves for net proceeds of $8,440,947. The sale resulted in a loss of $6,125,233 which is reflected in the Statements of Operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets primarily by the straight-line method as follows:

Equipment, furniture and fixtures	3 – 7 years
Vehicles	3 – 5 years

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are computed based on the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share are computed assuming all dilutive potential common shares were issued. Dilutive potential common shares consist of stock options and warrants. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive.

Cash Flows Presentation

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Advertising

The Company expenses all advertising costs as incurred. No advertising cost was incurred for the years ended March 31, 2007 or 2006.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates of oil and gas reserves, the asset retirement obligation and impairment on unproved properties are inherently imprecise and may change materially in the near term.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable and notes payable. Recorded values of cash, receivables and payables approximate fair values due to short maturities of the instruments. Notes payable are to Lothian Oil Inc., the Company’s majority shareholder, and the difference between fair value and recorded amount is not material, based on the stated interest rates available to the Company.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Investment Securities

Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them until maturity. Securities to be held for indefinite periods of time are classified as available for sale and carried at fair value, with the unrealized holding gains and losses reported as a component of other comprehensive income, net of tax. Securities held for resale in anticipation of short-term market movements are classified as trading and are carried at fair value, with changes in unrealized holding gains and losses included in income. Management determines the appropriate classification of securities at the time of purchase.

Interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At March 31, 2007, the Company owned 404,204 shares of restricted common stock in Cano Petroleum, Inc. which was classified as available for sale.

Stock-based Employee Compensation

Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after April 1, 2006 are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of April 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon the Company’s adoption of SFAS No. 123(R).

Prior to adopting SFAS No. 123(R), the Company accounted for its employee stock options using the intrinsic-value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) and related interpretations. This method required compensation expense to be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Had the Company elected the fair value provisions of SFAS No. 123(R), fiscal year 2006 net loss and net loss per share would have differed from the amounts actually reported as shown in the following table.

The fair value of the options granted in the year ended March 31, 2006 was estimated on the date of grant using a Black-Scholes option pricing model and the following assumptions: a risk-free rate of return of 3.00% to 4.37%; an expected life of three to ten years; expected volatility of 88% to 96%; and no expected dividends.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Using the above assumptions, the fair value of the options granted to employees and directors on a pro forma basis would result in additional compensation expense of $359,571 for the year ended March 31, 2006. As such, pro forma net loss per share would be as follows for the years ended March 31, 2006:

Fiscal Year Ended March 31, 2006
Net loss, as reported	$(17,371,395)
Expense recognized	343,750
Additional compensation	(703,321)
Pro forma net loss	$(17,730,966)
Loss per share as reported	$(2.98)
Pro forma net loss per share	$(3.04)

Long-lived Assets

Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Recently Issued Accounting Standards Not Yet Adopted

FASB Staff Position (FSP) FAS 19-1 amends SFAS statement No. 19 to provide revised guidance concerning the criteria for continued capitalization of exploratory costs when wells have found reserves that cannot yet be classified as proved. FAS 19-1 provides circumstances that would permit the continued capitalization of exploratory well costs beyond one year, other than when additional exploration wells are necessary to justify major capital expenditures and those wells are under way or firmly planned for the near future. Generally, the statement allows exploratory well costs to continue to be capitalized when the well has found a sufficient quantity of reserves to justify its completion as a producing well and the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project.

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and also resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. SFAS No. 155 was issued to eliminate the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for in a similar fashion, regardless of the instrument’s form. The Company does not believe that its financial position, results of operations or cash flows will be impacted by SFAS No. 155 as it does not currently hold any hybrid financial instruments.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109” (“FIN 48”). This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of the uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of these uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation is not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which establishes an approach requiring the quantification of financial statement errors based on the effect of the error on each of the company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the “iron curtain” and “roll-over” methods. The roll-over method focuses primarily on the impact of a misstatement on the income statement, including the reversing effect of prior year misstatements; however, its use can lead to the accumulation of misstatements in the balance sheet. The iron curtain method focuses primarily on the effect of correcting the period end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. The Company will initially apply the provisions of SAB 108 in connection with the preparation of the Company’s annual financial statements for the year ending March 31, 2007. The use of the dual approach is not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which addresses how companies should measure fair value when companies are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles (“GAAP”). As a result of SFAS 157, there is now a common definition of fair value to be used throughout GAAP. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Although the disclosure requirements may be expanded where certain assets or liabilities are fair valued such as those related to stock compensation expense and hedging activities, the Company does not expect the adoption of SFAS 157 to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In December 2006, the FASB issued FASB Staff Position FSP EITF 00-19-2, Accounting for Registration Payment Arrangements. This FASB Staff Position, or FSP, specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies . This FSP also requires certain disclosures regarding registration payment arrangements and liabilities recorded for such purposes. This FSP is immediately effective for registration payment arrangements entered into or modified after December 21, 2006. The guidance of this FSP is effective for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years for registration payment arrangements entered into prior to December 21, 2006. This FSP requires adoption by reporting a change in accounting principle through a cumulative-effect adjustment to the opening balance of our partners’ capital accounts as of the first interim period of the year in which this FSP is initially applied. The adoption of this FSP is not expected to materially affect the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” which provides entities with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

liabilities. This Statement is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact that SFAS No. 159 will have on its consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on the reported prior year net loss.

Note 3 — Going Concern

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and it has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. The Company sustained a net loss of $11,435,134 for the fiscal year ended March 31, 2007 and it had an accumulated deficit of $42,999,146 at March 31, 2007. The Company is currently looking for financing to provide the needed funds for operations. However, the Company is not certain that it will be able to obtain the financing it needs to develop its properties and alleviate doubt about its ability to continue as a going concern.

Note 4 — Securities

At March 31, 2007, securities consisted of the following:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized (Loss)	Estimated Fair Value
Restricted Common Stock	$1,827,000			$1,827,000
Total	$1,827,000			$1,827,000

At March 31, 2007 securities consisted of $1,827,000 of restricted common stock in Cano Petroleum, Inc. with an estimated fair value that approximated cost.

Note 5 — Reverse Stock Split

On December 19, 2005, the Company’s shareholders approved a one-for-three reverse stock split. The reverse stock split was effective December 22, 2005. The Company retained the current par value of $.001 per share for all common shares. All references in the financial statements and notes to the number of shares outstanding, per share amounts, and stock option and warrant data have been restated to reflect the reverse stock split for all periods presented.

Note 6 — Asset Retirement Obligations

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. This statement, adopted by the Company as of April 1, 2003, establishes accounting and reporting standards for the legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction or development and the normal operation of long-lived assets. It requires that the fair value of the liability for asset retirement obligations be recognized in the period in which it is incurred. Upon initial recognition of the asset retirement liability, an asset retirement cost is capitalized by increasing the carrying amount of the long-lived asset by the same amount as the liability. In periods subsequent to initial measurement, the asset retirement cost is allocated to expense using a systematic method over the asset’s useful life. Changes in the liability for the asset retirement obligation are recognized for (a) the passage of time and (b) revisions to either the timing or the amount of the original estimate of undiscounted cash flows.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Asset Retirement Obligations  – (continued)

A reconciliation of the changes in the estimated asset retirement obligation follows:

	2007	2006
Beginning asset retirement obligation	$266,512	$249,980
Additional liability incurred	—	—
Liabilities assumed by others	(125,455)	—
Accretion expense	12,402	16,532
Asset retirement cost incurred	(70,517)	—
Ending asset retirement obligation	$82,942	$266,512

During the years ended March 31, 2007 and 2006, accretion expense of $12,402 and $16,532, respectively, was recognized and is reported in the consolidated statements of operations. Asset retirement obligations at March 31, 2007 were $82,942 related to the wells on the Texas properties.

Note 7 — Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents and trade receivables. During the years ended March 31, 2007 and 2006, the Company maintained money market accounts with a bank, which at times exceeded federally insured limits.

Concentrations of credit risk with respect to trade receivables consist principally of oil and gas companies operating within the United States.

Receivables due to the sale of the Cato San Andres properties comprised 99% of the receivable balance at March 31, 2007. Receivables from an oil and gas customer at March 31, 2006 comprised 55% of the trade receivable balance. No allowance for doubtful accounts has been provided since recorded amounts are determined to be fully collectible based upon management’s review of customer accounts, historical experience and other pertinent factors.

Note 8 — Inventory

Inventory consists of the following:

	2007	2006
Oil in tanks	$31,417	$48,626
	$31,417	$48,626

Note 9 — Oil and Gas Properties and Operations

Capitalized costs related to oil and gas producing activities and related accumulated depletion, depreciation and amortization at March 31 are as follows:

	2007	2006
Capitalized costs of oil and gas properties:
Proved	$—	$11,401,855
Unproved	5,864,587	5,864,587
	5,864,587	17,266,442
Less accumulated depletion, depreciation and amortization	—	2,048,818
	$5,864,587	$15,217,624

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Oil and Gas Properties and Operations  – (continued)

Costs incurred in oil and gas producing activities were as follows:

	2007	2006
Property acquisitions
Proved	$—	$—
Unproved	—	26,566
Exploration	—	—
Development	5,830,677	2,507,249
	$5,830,677	$2,533,815

Results of operations of oil and gas producing activities for the years ended March 31 are as follows:

	2007	2006
Revenues from oil and gas producing activities:
Sales to unaffiliated parties Expenses	$1,014,734	$592,991
Production and operating	1,320,401	259,290
Depreciation, depletion and accretion	502,909	1,040,250
General and administrative	300,952	191,150
Loss on sale of oil and gas assets	6,125,233	—
Ceiling test impairment of oil and gas properties	—	23,199,110
Total expenses	8,249,495	24,689,800
Pretax income (loss) from producing activities	(7,234,761)	(24,096,809)
Income tax expense	—	—
Results of oil and gas producing activities (excluding corporate overhead and interest costs)	$(7,234,761)	$(24,096,809)

Note 10 — Notes Payable, Related Parties

The Company has a $4,000,000 loan agreement with Lothian, its majority shareholder. The loan was subsequently increased to $8,000,000 during 2007. Advances to the Company under this agreement were $2,182,843 as of March 31, 2007 and $1,217,264 as of March 31, 2006. The agreement, dated October 7, 2005, provides for draws as needed for the development of the Cato San Andres Unit in New Mexico. The note bears interest at 1% over the Citibank prime rate (8.75% at March 31, 2007) and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Cato San Andres Unit. The note is due and payable on October 7, 2015 and is subordinated to the Sterling Bank agreement discussed below. The loan was reduced by $4,397,760 from the proceeds of the sale of the Cato San Andres Unit and the Tom Tom and Tomahawk Field on March 30, 2007. After the sale of these properties, the loan was then secured by 404,204 shares of restricted Cano Petroleum common stock. Effective June 2007, Lothian accepted the Cano Petroleum common stock as full payment of the loan and accrued interest.

The Company has an additional $2,500,000 loan agreement with Lothian, its majority shareholder. Advances to the Company under this agreement were $759,140 and $195,739 as of March 31, 2007 and 2006, respectively. The agreement, dated as of March 31, 2006, provides for draws as needed for the development of the Wardlaw Field in Texas. The note bears interest at 1% over the Citibank prime rate (8.75% at March 31, 2006) and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Wardlaw Field. The note is due and payable on March 31, 2016. There were no payments made during the 2006 or 2007 fiscal years.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Notes Payable, Related Parties  – (continued)

Reducing Revolving Line of Credit Agreement

The Company, as a co-Borrower with its largest shareholder, entered into an Amended and Restated reducing revolving line of credit agreement of up to $20 million (“Credit Agreement”) with Sterling Bank as of March 31, 2006. The line was substantially repaid on March 30, 2007. The Company was thereafter released by Sterling Bank as a co-borrower under the Credit Agreement.

Note 11 — Major Customers

During March 31, 2007 and 2006, the Company only operated in oil and gas producing activities.

The Company recorded oil and gas sales to the following major customers for the years ended March 31:

	2007		2006
	Amount	Percent	Amount	Percent
Customer A	$799,332	78.8%	$230,144	38.8%
Customer B	215,402	21.2%	362,847	61.2%
	$1,014,734	100.0%	$592,991	100.0%

Note 12 — Unregistered Sale of Equity Securities to Lothian Oil Inc.

On December 19, 2005, the Company’s shareholders approved the sale of 1,093,333 shares of the Company’s common stock, $0.001 par value, and warrants to purchase an additional 2,906,666 shares of common stock to Lothian Oil Inc. Proceeds from the sale of these securities were used to repay a line of credit made to the Company by ALMAC Financial Corporation, a corporation wholly-owned by Walter G. Mize, formerly the largest shareholder of the Company. Any funds remaining after payment of the line of credit were used by the Company for working capital purposes.

As part of the agreement, Lothian and the Company entered into a development and operating agreement relative to certain properties belonging to the Company’s wholly-owned subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation.

In addition, Lothian purchased 2,666,667 restricted shares of Company common stock from Walter G. Mize, Chairman of the Board of Directors and formerly the Company’s largest shareholder, President and Chief Executive Officer, and six other shareholders for an aggregate purchase price of $10,651,000 or $3.99 per share. Lothian paid the purchase price with a promissory note.

Note 13 — Stock Option Plans

Directors of the Company adopted the 1995 Stock Option Plan effective September 11, 1995. This Plan set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries.

Options granted under the Plan must be exercised within five years after the date of grant, but may be affected by the termination of employment. No options have been granted since 1998 and none are outstanding.

Directors of the Company adopted the 1998 Stock Option Plan effective July 1, 1998. This Plan and its subsequent amendment set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. As a result of a grant in

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Stock Option Plans  – (continued)

January 2006 to the Company’s chief executive officer, discussed in more detail below, options to purchase 66,667 shares are outstanding under this plan.

Directors of the Company adopted the 2000 Stock Option Plan effective June 5, 2000. This Plan set aside 1,666,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, advisors, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan must be exercised within the number of years determined by the Stock Option Committee and allowed in the Stock Option Agreement. The Stock Option Agreement may provide that a period of time must elapse after the date of grant before the options are exercisable. The options may not be exercised as to less than 100 shares at any one time.

On May 30, 2003 the Company granted 1,051,667 options under the 2000 Stock Option Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $1.50 per share. During fiscal year 2006, the Company granted an option for 40,000 shares to a member of the Board of Directors for and in consideration of services provided to the Company. The option was issued at $2.91 per share for a term of five years with vesting over a three-year period.

On May 24, 2005, the Company granted options to certain members of the Board of Directors for and in consideration of services provided to the Company, as shown in the table below. The options were issued at $1.50 for a term of three years.

On January 3, 2006, the Company granted options to purchase 500,000 shares to the Company’s chief executive officer for and in consideration of services provided to the Company. The options were issued at $1.05 per share for a term of three years with one-third of the options being exercisable immediately and one-third exercisable in each of the following two years. The fair value of each option was determined to be $2.50.

The following schedule summarizes pertinent information with regard to the Plans for the years ended March 31:

	2007		2006
	Shares Outstanding	Weighted Average Exercise Price	Shares Outstanding	Weighted Average Exercise Price
Beginning of year	1,725,000	$1.40	1,051,667	$1.50
Granted	0		673,333	1.25
Exercised	0		0	0
Forfeited	0		0	0
Expired	0		0	0
End of year	1,725,000	$1.40	1,725,000	$1.40

Options granted to non-employees under the above three plans resulted in compensation expense of $4,462 for the year ended March 31, 2006. The intrinsic value of options issued in 2006 resulted in expense of $343,750 being accrued in the accompanying financial statements. At March 31, 2007 there is no intrinsic value associated with the outstanding or exercisable options as the Company’s stock price is lower than the exercise price of the options.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Stock Option Plans  – (continued)

The following table summarizes information for options outstanding as of March 31, 2007:

	Options Outstanding			Options Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price	Weighted Average Remaining Life Years
$1.50	1,185,000	2.17	$1.50	1,185,000	$1.50	2.17
2.91	40,000	2.17	2.91	26,667	2.91	2.17
1.05	500,000	8.76	1.05	333,333	1.05	8.76
$1.05 – $2.91	1,725,000	4.08	$1.36	1,545,000	$1.43	3.59

At March 31, 2007 and 2006, nonvested options were comprised of the following:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested March 31, 2005	—	—
Granted	673,333	2.15
Vested	313,334	1.81
Expired/forfeited	—	—
Nonvested, March 31, 2006	359,999	2.44
Granted	—	—
Vested	179,999	2.44
Expired/forfeited	—	—
Nonvested, March 31, 2007	180,000	2.44

As of March 31, 2007, approximately $439,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements is to be recognized over the next year.

The option agreements related to the options with $1.50 and $2.91 exercise prices were modified to extend the expiration date to March 31, 2009, add a put feature where the option holder can put the option back to the Company for the difference between $4.00 per share and the purchase price between April 1, 2008 and April 10, 2008 and add a call feature whereby the Company can call the option for the difference between $7.50 and the purchase price. Since the put feature does not subject the holder to the normal risks of share ownership, the options are classified as liability awards and recorded at fair value. A liability and corresponding expense of $2,727,186 has been recorded in the accompanying financial statements.

Note 14 — Stock Warrants

The Company entered into a stock warrant agreements effective January 12, 2004. Pursuant to the agreements, the Company issued 500,000 warrants to purchase common stock in connection with a private placement. Warrants issued under the agreements must be exercised by March 15, 2014.

The Company entered into a stock warrant agreements effective April 2004 in connection with the offering of convertible promissory notes. Pursuant to the agreements, the Company issued 1,766,667 warrants to purchase common stock. Warrants issued under the agreements must be exercised by March 15, 2014.

On December 19, 2005, the Company’s shareholders approved the issuance of warrants to purchase an additional 2,906,666 shares of Common Stock to Lothian Oil Inc. The warrants are exercisable upon issuance and have a term of five years and were issued as follows:

(1)	Warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share;

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Stock Warrants  – (continued)

(2)	Warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share;
(3)	Warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

The following schedule summarizes pertinent information with regard to the stock warrants for the years ended March 31:

	2007		2006
	Shares Outstanding	Weighted Average Exercise Price	Shares Outstanding	Weighted Average Exercise Price
Beginning of year	5,085,334	$3.08	2,266,667	$2.64
Granted	—		2,956,900	3.39
Exercised	—		(138,233)	2.25
Forfeited	—	—	—
Expired	—		—	—
End of year	5,085,334	$3.08	5,085,334	$3.08
Exercisable	5,085,334	$3.08	5,085,334	$3.08

The warrants issued in fiscal 2006 include those issued to Lothian Oil Inc. and 50,234 warrants issued for legal services exercisable at $1.50 per share to satisfy liabilities. No warrants were issued in 2007. No warrants were issued in 2007.

The following table summarizes information for warrants outstanding as of March 31, 2007:

	Warrants Outstanding		Warrants Exercisable
Exercise Price Range	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$2.25 – $3.00	2,178,668	7.00	$2.62	2,178,668	$2.62
$3.15 – $3.75	2,906,666	3.72	3.42	2,906,666	3.42
$2.25 – $3.75	5,085,334	5.13	$3.08	5,085,334	$3.08

During the years ended March 31, 2007 and 2006, the Company did not record any expenses for services rendered related to warrants issued under the agreements.

Note 15 — Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company’s federal tax provision consists of the following:

	2007	2006
Current	$—	$—
Adjustments of beginning of year valuation allowance	—	(3,099,000)
Deferred	3,729,296	(4,950,925)
Valuation allowance	(3,729,296)	—
Federal	$—	$(8,049,925)

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes  – (continued)

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	2007	2006
U.S. statutory rate	34%	34%
Valuation allowance	(34%)	—
Other	—	(2%)
Effective tax rate	—	32%

At March 31, the deferred tax asset and liability balances are as follows:

	2007	2006
Deferred tax asset
Net operating loss	$5,207,899	$3,089,263
Accrued put option	927,243	—
Accrued expenses	145,075	207,489
	6,280,217	3,296,752
Deferred tax liability – oil and gas properties	(680,865)	(1,426,696)
Net deferred tax asset	5,599,352	1,870,056
Valuation allowance	(5,599,352)	(1,870,056)
Deferred tax asset (liability)	$—	$—

The net change in the valuation allowance for 2007 was an increase of $3,729,296 and 2006 had a decrease of $1,228,944. The deferred tax asset is due primarily to the net operating loss carryover and the accrued put option expense. The deferred tax liability results from difference in the basis of oil and gas properties for tax and financial reporting purposes.

The Company has a net operating loss carryover of approximately $15.3 million available to offset future income for income tax reporting purposes, which will ultimately expire in 2027, if not previously utilized. Due to the change in control in 2006, the use of the net operating loss each year will be limited based on applicable Internal Revenue Code provisions.

Note 16 — Stock Bonus Plan

The Company has a stock bonus plan, which provides incentive compensation for its directors, officers, and key employees. The Company has reserved 30,000 shares of common stock for issuance under the plan. As of March 31, 2007, 27,800 shares had been issued in accordance with the plan. No shares were issued under the plan in 2007.

Note 17 — Contingencies

The Company is involved in various claims incidental to the conduct of our business. Based on consultation with legal counsel, we do not believe that any claims, either individually or in the aggregate, to which the Company is a party will have a material adverse effect on our financial condition or results of operations.

Note 18 — 2002 Consultant Equity Plan

In August 2002, the Company adopted “The 2002 Consultant Equity Plan,” whereby 333,333 shares of unissued common stock were reserved for issuance to consultants, independent contractors and advisors in exchange for bona fide services rendered not in connection with a capital raising transaction. All shares reserved under the plan have been issued as of March 31, 2006.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Event

On June 13, 2007 Lothian Oil Inc., the Company’s largest shareholder, filed a petition under Chapter 11 of the U.S. Bankruptcy Code. In the past, the Company relied on Lothian Oil Inc. to provide funds for its operations. The Company does not know what effect this action will have on its ability to continue its operations.

Note 20 — Supplementary Financial Information For Oil and Gas Producing Activities (Unaudited)

Proved Reserves

Independent petroleum engineers have estimated the Company’s proved oil and gas reserves, all of which are located in the United States. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.

	Oil (Bbls)	Gas (Mcf)
March 31, 2005 (Restated)	567,189	2,934,765
Extensions, additions and discoveries	—	—
Revisions of previous estimates	(67)	(222,358)
Production	(7,380)	(110,336)
March 31, 2006	559,742	2,602,071
Extensions, additions and discoveries	—	—
Revisions of previous estimates	—	—
Oil and gas asset sales	(543,661)	(2,534,085)
Production	(16,081)	(67,986)
March 31, 2007	—	—

Proved Developed Reserves

March 31, 2006	559,742	2,602,071
March 31, 2007	0	0

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate. Estimated future income taxes are calculated by applying year-end statutory rates to future pre-tax net cash flows, less the tax basis of related assets and applicable tax credits.

The standardized measure does not represent management’s estimate of the Company’s future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20 — Supplementary Financial Information For Oil and Gas Producing Activities (Unaudited)  – (continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

	March 31, 2007	March 31, 2006
Future cash inflows	$—	$40,126,480
Future costs:
Production	—	(15,824,512)
Development	—	(6,922,896)
Future net cash flows before income tax	—	17,379,072
Future income tax	—	—
Future net cash flows	—	17,379,072
10% annual discount	—	(9,271,088)
Standardized measure of discounted future net cash flows	$—	$8,107,984

Changes in Standardized Measure of Discounted Future Net Cash Flows

	March 31, 2007	March 31, 2006
Sales of oil and gas net of production costs	$305,667	$(333,701)
Net changes in prices and production and development costs	—	32,496
Sale of reserves in place	(6,114,000)	—
Revision of quantity estimates and timing	—	(435,706)
Accretion of discount	—	891,817
Incurred development costs	(3,110,449)	—
Net change in income taxes	—	—
Other	810,798	(965,094)
Net decrease	$(8,107,984)	$(810,188)

ANNEX 1

WRITTEN CONSENT
OF THE
MAJORITY SHAREHOLDER
OF
UNITED HERITAGE CORPORATION
a Utah Corporation

The undersigned, being the majority shareholder (“Majority Shareholder”) of United Heritage Corporation, a Utah corporation (the “Corporation”), acting pursuant to the authority granted by Section 16-10a-704 of the Utah Revised Business Corporations Act and the By-Laws of this Corporation, does hereby adopt the following resolutions by written consent as of February 29, 2008.

APPROVAL OF THE UNITED HERITAGE CORPORATION PRELIMINARY
INFORMATION STATEMENT AND ITEMS 1 THROUGH 12 THEREIN

WHEREAS, the Majority Shareholder has reviewed the Corporation’s preliminary information statement (the “Information Statement”) attached to this written consent as Annex 1; and

WHEREAS, the Majority Shareholder has determined that the issuance of the common stock, warrants and options and the adoption of the United Heritage Corporation 2008 Equity Incentive Plan, all as described in Items 1 through 11 of the Information Statement, are in the best interests of this Corporation and its shareholders; and

WHEREAS, the Majority Shareholder has determined that approval of the merger and the Reincorporation Merger Agreement, as described in Item 12 of the Information Statement, for the purpose of establishing the Corporation’s domicile in Delaware and changing the Corporation’s name to Glen Rose Petroleum Corporation is in the best interests of this Corporation and its shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Majority Shareholder ratifies, affirms and approves the Information Statement in substantially the form presented to the Majority Shareholder and approved by these resolutions, but with such changes in it as the Corporation’s executive officers shall determine to be appropriate; and be it further

RESOLVED, that the Majority Shareholder ratifies, affirms and approves the United Heritage Corporation 2008 Equity Incentive Plan, as discussed in Item 6 of the Information Statement; and be it further

RESOLVED, that the Majority Shareholder ratifies, affirms and approves the issuance of the common stock, warrants and options discussed in Items 1 through 5 and 7 through 11 of the Information Statement; and be it further

RESOLVED, that the Majority Shareholder ratifies, affirms and approves the merger and the Reincorporation Merger Agreement, as discussed in Item 12 of the Information Statement, for the purpose of changing the Corporation’s domicile from Utah to Delaware and changing the Corporation’s name to Glen Rose Petroleum Corporation; and it was further

RESOLVED, that any action or actions heretofore taken by the executive officers of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified, affirmed and approved by the Majority Shareholder.

This written consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

SIGNATURE APPEARS BELOW

Dated as of February 29, 2008

MAJORITY SHAREHOLDER:

BLACKWOOD VENTURES LLC
Blackwood Capital Ltd., Managing Member

By:	/s/ Andrew Taylor-Kimmins Andrew Taylor-Kimmins, Authorized Signatory

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ANNEX 2

UNITED HERITAGE CORPORATION

2008 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on February 29, 2008

1. PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, the right to purchase Common Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 2.

2. DEFINITIONS.

As used in this Plan, the following terms will have the following meanings:

“AWARD” means any award under this Plan, including any Option, Stock Award or Stock Bonus.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means any cause, as defined by applicable law, for the termination of a Participant’s employment with the Company or a Parent or Subsidiary of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMPANY” means United Heritage Corporation, a Utah corporation, or any successor corporation.

“DISABILITY” means a disability, whether temporary or permanent, partial or total, as determined by the Board.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination if at least one hundred shares were traded on such date, otherwise the closing price on the last preceding date on which at least one hundred shares were traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(b) if such Common Stock is quoted on the NASDAQ National Market or the NASDAQ Capital Market, its closing price on the NASDAQ National Market or the NASDAQ Capital Market, respectively, on the date of determination;

(c) if neither of the foregoing is applicable, by the Board in good faith.

“INSIDER” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“OPTION” means an award of an option to purchase Shares pursuant to Section 6.

“PARENT” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

A2-1

“PARTICIPANT” means a person who receives an Award under this Plan.

“PERFORMANCE FACTORS” means the factors selected by the Board, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards have been satisfied, including, without limitation, the following factors:

(a) Net revenue and/or net revenue growth;

(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c) Operating income and/or operating income growth;

(d) Net income and/or net income growth;

(e) Earnings per share and/or earnings per share growth;

(f) Total stockholder return and/or total stockholder return growth;

(g) Return on equity;

(h) Operating cash flow return on income;

(i) Adjusted operating cash flow return on income;

(j) Economic value added; and

(k) Individual business objectives.

“PERFORMANCE PERIOD” means the period of service determined by the Board, not to exceed five years, during which years of service or performance is to be measured for Stock Awards or Stock Bonuses, if such Awards are restricted.

“PLAN” means this United Heritage Corporation 2008 Equity Incentive Plan, as amended from time to time.

“PURCHASE PRICE” means the price at which the Participant of a Stock Award may purchase the Shares.

“SEC” means the Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARES” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 19, and any successor security.

“STOCK AWARD” means an award of Shares pursuant to Section 7.

“STOCK BONUS” means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

“SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“TERMINATION” or “TERMINATED” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option

A2-2

be exercised after the expiration of the term set forth in the Option agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

3. SHARES SUBJECT TO THE PLAN.

3.1 Number of Shares Available. Subject to Sections 3.2 and 19, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan shall be 5,000,000 Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however , that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

4. ELIGIBILITY.

ISOs (as defined in Section 6 below) may be granted only to employees (including officers and directors who are deemed to be employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to officers, directors, employees, agents and consultants of the Company or any Parent or Subsidiary of the Company, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of the Company’s securities. A person may be granted more than one Award under this Plan.

5. ADMINISTRATION.

5.1 Board. The Plan shall be administered and interpreted by the Board.

5.2 Board Authority. The Board will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form, terms and conditions of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

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(k) amend or terminate the Plan, provided, however, the Board will not amend the Plan in any manner that requires shareholder approval without such approval; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

5.3 Board Discretion. Any determination made by the Board with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Board may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. No member of the Board shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Board shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

6. OPTIONS.

The Board may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

6.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the “Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

6.2 Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

6.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines, provided, however, that in all events a Participant will be entitled to exercise an Option at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment; and further provided that an Option granted to a Participant who is an officer or director may become fully exercisable at any time or during any period established by the Company.

6.4 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of any Option granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 9 of this Plan.

6.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Board, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

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6.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant’s service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date, but must be exercised no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be approved by the Board, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO).

(b) If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be approved by the Board, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO).

(c) Notwithstanding the provisions in paragraph 6.6(a) above, if the Participant’s service is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is Terminated.

6.7 Limitations on Exercise. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising an Option for the full number of Shares for which it is then exercisable.

6.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

6.9 Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

6.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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7. STOCK AWARD.

A Stock Award is an offer by the Company to sell to an eligible person Shares that may or may not be subject to restrictions. The Board will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Stock Award, subject to the following:

7.1 Form of Stock Award. All purchases under a Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the “Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of a Stock Award will be accepted by the Participant’s execution and delivery of the Stock Purchase Agreement and payment for the Shares to the Company in accordance with the Stock Purchase Agreement.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Board on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 9 of this Plan.

7.3 Terms of Stock Awards. Stock Awards may be subject to such restrictions as the Board may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Purchase Agreement. Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Award subject to restrictions, the Board shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the transfer of any Stock Award, the Board shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Award only to the extent earned as of the date of Termination in accordance with the Stock Purchase Agreement, unless the Board determines otherwise.

8. STOCK BONUSES.

8.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”). Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

8.2 Terms of Stock Bonuses. The Board will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Board will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Board shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and

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criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3 Form of Payment. The earned portion of a Stock Bonus may be paid to the Participant by the Company either currently or on a deferred basis, as agreed by the Participant and the Company, with such interest or dividend equivalent, if any, as the Board may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Board will determine.

9. PAYMENT FOR SHARE PURCHASES.

Payment for Shares purchased pursuant to this Plan must be made in cash (by check) or, where expressly approved for the Participant by the Board and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e) by any combination of the foregoing.

10. WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2 Stock Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board and will be in writing in a form acceptable to the Board.

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11. PRIVILEGES OF STOCK OWNERSHIP.

11.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are issued pursuant to a Stock Award with restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Stock Award; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.

11.2 Financial Statements. The Company will provide publicly available financial information,, including financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12. NON-TRANSFERABILITY.

Awards of Shares granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Board and set forth in the Award Agreement with respect to Awards that are not ISOs.

13. RESERVED.

14. CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES.

To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates.

16. EXCHANGE AND BUYOUT OF AWARDS.

The Board may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Board may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange

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or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19 and (ii) any or all Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Board determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain

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unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL.

This Plan will become effective on the date on which it is adopted by the Board (the “Effective Date”). Upon the Effective Date, the Board may grant Awards pursuant to this Plan. The Company intends to seek stockholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board; provided, however, if the Company fails to obtain stockholder approval of the Plan during such 12-month period, pursuant to Section 422 of the Code, any Option granted as an ISO at any time under the Plan will not qualify as an ISO within the meaning of the Code and will be deemed to be an NQSO.

21. TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

22. AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. ACTION BY BOARD.

Any action permitted or required to be taken by the Board or any decision or determination permitted or required to be made by the Board pursuant to this Plan shall be taken or made in the Board’s sole and absolute discretion.

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ANNEX 3

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of  , 2008, is made and entered into by and between United Heritage Corporation, a Utah corporation (the “Parent”) and Glen Rose Petroleum Corporation, a Delaware corporation (the “Subsidiary”).

RECITALS:

A. The Parent is a corporation organized and existing under the laws of the State of Utah.

B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Utah Revised Business Corporation Act (the “Utah Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.

ARTICLE I
PRINCIPAL TERMS OF THE MERGER

SECTION 1.1. Merger.  On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “Glen Rose Petroleum Corporation” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Parasec, 40 East Division Street, Suite A, Dover, Delaware 19901.

SECTION 1.2. Certificate of Incorporation of the Surviving Corporation.  The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).

SECTION 1.3. Bylaws of the Surviving Corporation.  The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

SECTION 1.4. Directors and Officers.  At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.

ARTICLE II
CONVERSION, CERTIFICATES AND PLANS

SECTION 2.1. Conversion of Shares.  At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock.  Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).

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(b) Series A Convertible Preferred Stock.  Each share of the Parent’s Series A Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series A Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series A Convertible Preferred Stock, $0.0001 par value per share. The Parent represents that no shares of the Parent’s Series A Convertible Preferred Stock have been issued or are outstanding.

(c) Series B Convertible Preferred Stock.  Each share of the Parent’s Series B Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series B Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series B Convertible Preferred Stock, $0.001 par value per share. The Parent represents that no shares of the Parent’s Series B Convertible Preferred Stock have been issued or are outstanding.

(d) Options and Warrants.  Each option or warrant to acquire shares of the Parent’s Common Stock, Series A Preferred Stock or Series B Preferred Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(e) Other Rights.  Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(f) Cancellation of Subsidiary Shares Held by Parent.  Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

SECTION 2.2. Stock Certificates.  At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent’s Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Preferred Stock into which such shares of the Parent’s Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock or the Parent’s Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation’s Common Stock or the Surviving Corporation’s Preferred Stock evidenced by such outstanding certificate as provided above.

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SECTION 2.3. Employee Benefit and Compensation Plans.  At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

ARTICLE III
TRANSFER AND CONVEYANCE OF
ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 3.1. Effects of the Merger.  At the Effective Date of the Merger, the Merger shall have the effects specified in the Utah Act, the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

SECTION 3.2. Additional Actions.  If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

ARTICLE IV
APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

SECTION 4.1. Approval.  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Utah law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Utah and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Utah and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Utah or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

SECTION 4.2. Amendments.  The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.

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ARTICLE V
MISCELLANEOUS

SECTION 5.1. Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Utah and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

SECTION 5.2. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

SECTION 5.3. Descriptive Headings.  The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.4. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Utah apply to the Merger.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

UNITED HERITAGE CORPORATION,
a Utah Corporation

By:	Paul D. Watson, Chief Executive Officer Glen Rose Petroleum Corporation, a Delaware Corporation
By:	Paul D. Watson, Chief Executive Officer

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ANNEX 4

ARTICLES OF MERGER

OF

UNITED HERITAGE CORPORATION
A Utah Corporation
(The Non-Surviving Corporation)

and

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(The Surviving Corporation)

ARTICLE I – Surviving Corporation

The name of the subsidiary corporation, which is the corporation surviving the merger (“Merger”), is Glen Rose Petroleum Corporation (the “Subsidiary”). The Subsidiary is a foreign corporation incorporated on , 2008 and existing pursuant to the provisions of the Delaware General Corporation Law.

ARTICLE II – Non-Surviving Corporations

The name of the parent corporation, which is the non-surviving corporation, is United Heritage Corporation, a Utah corporation (the “Parent”). The Parent is a domestic corporation incorporated on April 30, 1981 and existing pursuant to the provisions of the Utah Revised Business Corporation Act.

ARTICLE III – Agreement and Plan of Merger

The Agreement and Plan of Merger containing such information as is required by 16-10a-1101 of the Utah Revised Business Corporation Act is set forth in Exhibit A, attached hereto and made a part hereof.

ARTICLE IV – Amendment to Articles of Incorporation

The Certificate of Incorporation of the Subsidiary shall, on the Merger becoming effective, be and constitute the Certificate of Incorporation of the surviving corporation.

ARTICLE V – Manner of Adoption and Vote of Surviving Corporation

Pursuant to 16-10a-1104(3) of the Utah Revised Business Corporation Act, a vote of the shareholders of the Subsidiary is not required with respect to the Merger.

ARTICLE VI – Manner of Adoption and Vote of Non-Surviving Corporation

The designation of the voting group of the Parent that voted on the Agreement and Plan of Merger was Common Stock. No shares of Preferred Stock are issued and outstanding.

The number of outstanding shares of the Parent’s Common Stock and the number of votes entitled to be cast by the holders of such shares, as of , 2008, was . The number of undisputed votes of the Parent’s Common Stock voting group cast for the Agreement and Plan of Merger was . The number of votes cast for the Agreement and Plan of Merger by the only voting group entitled to vote was sufficient for approval by that voting group.

ARTICLE VII – Ownership of Parent

Immediately prior to the Merger, the Parent owned at least 90% of the outstanding shares of each class of the Subsidiary.

ARTICLE VIII – Effective Date of Merger

The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by the Subsidiary, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in

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Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above. The effective date of the Merger complies with 16-10a-1104(5) of the Utah Revised Business Corporation Act.

In witness whereof, the undersigned, being the Chief Executive Officer of the Subsidiary, which is the surviving corporation, executes these Articles of Merger subject to penalties of perjury that the statements contained herein are true on this  day of  2008.

Paul D. Watson, Chief Executive Officer

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EXHIBIT A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of  , 2008, is made and entered into by and between United Heritage Corporation, a Utah corporation (the “Parent”) and Glen Rose Petroleum Corporation, a Delaware corporation (the “Subsidiary”).

RECITALS:

A. The Parent is a corporation organized and existing under the laws of the State of Utah.

B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Utah Revised Business Corporation Act (the “Utah Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.

ARTICLE I
PRINCIPAL TERMS OF THE MERGER

SECTION 1.1. Merger.  On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “Glen Rose Petroleum Corporation” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Parasec, 40 East Division Street, Suite A, Dover, Delaware 19901.

SECTION 1.2. Certificate of Incorporation of the Surviving Corporation.  The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).

SECTION 1.3. Bylaws of the Surviving Corporation.  The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

SECTION 1.4. Directors and Officers.  At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.

ARTICLE II
CONVERSION, CERTIFICATES AND PLANS

SECTION 2.1. Conversion of Shares.  At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock.  Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).

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(b) Series A Convertible Preferred Stock.  Each share of the Parent’s Series A Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series A Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series A Convertible Preferred Stock, $0.0001 par value per share. The Parent represents that no shares of the Parent’s Series A Convertible Preferred Stock have been issued or are outstanding.

(c) Series B Convertible Preferred Stock.  Each share of the Parent’s Series B Convertible Preferred stock, $0.0001 par value per share (the “Parent’s Series B Convertible Preferred Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Series B Convertible Preferred Stock, $0.001 par value per share. The Parent represents that no shares of the Parent’s Series B Convertible Preferred Stock have been issued or are outstanding.

(d) Options and Warrants.  Each option or warrant to acquire shares of the Parent’s Common Stock, Series A Preferred Stock or Series B Preferred Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(e) Other Rights.  Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(f) Cancellation of Subsidiary Shares Held by Parent.  Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

SECTION 2.2. Stock Certificates.  At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent’s Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Preferred Stock into which such shares of the Parent’s Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock or the Parent’s Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation’s Common Stock or the Surviving Corporation’s Preferred Stock evidenced by such outstanding certificate as provided above.

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SECTION 2.3. Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 3.1. Effects of the Merger.  At the Effective Date of the Merger, the Merger shall have the effects specified in the Utah Act, the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

SECTION 3.2. Additional Actions.  If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

ARTICLE IV
APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

SECTION 4.1. Approval.  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Utah law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Utah and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Utah and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Utah or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

SECTION 4.2. Amendments.  The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.

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ARTICLE V
MISCELLANEOUS

SECTION 5.1. Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Utah and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

SECTION 5.2. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

SECTION 5.3. Descriptive Headings.  The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.4. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Utah apply to the Merger.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

UNITED HERITAGE CORPORATION,
a Utah Corporation

By:	Paul D. Watson, Chief Executive Officer

GLEN ROSE PETROLEUM CORPORATION,
a Delaware Corporation

By:	Paul D. Watson, Chief Executive Officer

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ANNEX 5

CERTIFICATE OF MERGER

OF

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(the surviving corporation)

and

UNITED HERITAGE CORPORATION
A Utah Corporation
(the non-surviving corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is United Heritage Corporation, a Utah corporation.

SECOND:  The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The authorized stock and par value of the non-Delaware corporation is 125,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.0001 par value of which 176,000 shares constitute Series A Preferred Stock, 40,000 shares constitute Series B-1 Preferred Stock and 60,000 shares constitute Series B-2 Preferred Stock.

SIXTH:  The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by Glen Rose Petroleum Corporation, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above.

SEVENTH:  The Agreement and Plan of Merger is on file at Suite 200, One Energy Square, 4825 Greenville Avenue, Dallas, Texas 75206, an office of the surviving corporation.

EIGHTH:  A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the surviving corporation, Glen Rose Petroleum Corporation, has caused this certificate to be signed by an authorized officer, this  day of 2008.

By:	Paul D. Watson Chief Executive Officer

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